As filed with the Securities and Exchange Commission on December 5, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SUPER LEAGUE ENTERPRISE, INC.

(Exact name of registrant as specified in its charter)

Delaware	47-1990734
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2856 Colorado Ave.

Santa Monica, California 90404

(213) 421-1920

(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

Ann Hand

Chief Executive Officer

Super League Enterprise, Inc.

2856 Colorado Ave.

Santa Monica, California 90404

(213) 421-1920

(Name, address, including zip code, and telephone

number, including area code, of agent for service)

Copies to:

Ann Hand Chief Executive Officer Super League Enterprise, Inc. 2856 Colorado Ave. Santa Monica, California 90404 (213) 421-1920	Daniel W. Rumsey, Esq. Jack Kennedy, Esq. Disclosure Law Group, a Professional Corporation 600 West Broadway, Suite 700 San Diego, CA 92101 (619) 272-7050

As soon as practicable after this registration statement becomes effective.

(Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any state where such offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED DECEMBER 5, 2024

3,031,680 SHARES OF COMMON STOCK

This prospectus relates to the resale from time to time of up to 3,031,680 shares of our common stock, par value $0.001 per share (“Common Stock”), by the selling stockholders identified herein (collectively, with any of such stockholders’ transferees, pledgees, assignees, distributees, donees or successors-in-interest, the “Selling Stockholders”). The shares of Common Stock being registered hereunder include (A) shares of Common Stock issuable upon conversion of (i) 527 shares of Series AAA-3 Junior Convertible Preferred Stock, par value $0.001 per share (“Series AAA-3 JR Preferred”) and (ii) 399 shares of Series AAA-4 Junior Convertible Preferred Stock, par value $0.001 per share (“Series AAA-4 JR Preferred”) and, collectively with the Series AAA-3 JR Preferred, the “Conversion Shares”); (B) 444,480 shares of Common Stock issuable as dividends on shares of the Series AAA-3 Preferred Stock and AAA-4 Preferred Stock (the “Dividend Shares”; (C) 926,000 shares of Common Stock issuable upon exercise of warrants (the “Investor Warrants”) held by the Selling Stockholders (the “Warrant Shares”); and (D) 550,000 shares of Common Stock issued to a certain institutional investor in connection with certain piggyback registration rights (the “Piggyback Shares”, and, collectively with the Conversion Shares, Dividend Shares, and Warrant Shares, the “Securities”) . For additional information on the Securities, see the sections titled “The Private Placement”.

We will not receive any proceeds from the resale of the Securities by the Selling Stockholders in this offering. However, we may receive proceeds of up to approximately $1.1 million from the exercise of the Warrants by the Selling Stockholders once the registration statement, of which this prospectus is a part, is declared effective and any and all restrictions on the exercise of such Warrants have been lifted. All selling and other expenses incurred by the Selling Stockholders will be paid by such stockholders, except for certain legal fees and expenses, which will be paid by us. The Selling Stockholders may sell, transfer or otherwise dispose of any or all of the Securities offered by this prospectus from time to time on The Nasdaq Capital Market or any other stock exchange, market, or trading facility on which the shares are traded, or in private transactions. The Securities may be offered and sold or otherwise disposed of by the Selling Stockholders at fixed prices, market prices prevailing at the time of sale, prices related to prevailing market prices, or privately negotiated prices. Refer to the section entitled “Plan of Distribution” for more information regarding how the Selling Stockholders may offer, sell, or dispose of their Securities.

Our common stock is listed on the Nasdaq Capital Market under the ticker symbol “SLE.” On December 4, 2024, the last reported sale price per share of our common stock was $0.616 per share.

Investing in these securities involves a high degree of risk. Refer to the section entitled “Risk Factors” on page 5 of this prospectus and in the documents incorporated by reference herein for a discussion of the factors you should carefully consider before deciding to invest in our securities.

Neither the Securities and Exchange Commission (the “Commission”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is         , 2024

TABLE OF CONTENTS

PROSPECTUS SUMMARY	1
THE OFFERING	3
RISK FACTORS	5
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	6
USE OF PROCEEDS	8
SELLING STOCKHOLDERS	9
PLAN OF DISTRIBUTION	12
DESCRIPTION OF OUR CAPITAL STOCK	13
DIVIDEND POLICY	34
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	35
LEGAL MATTERS	36
EXPERTS	36
WHERE YOU CAN FIND MORE INFORMATION	36

PROSPECTUS SUMMARY

This summary highlights information contained in this prospectus, or incorporated by reference into this prospectus, and does not contain all of the information that you should consider in making your investment decision. Before investing in our Common Stock, you should carefully read this entire prospectus, including the information set forth under the section entitled “Risk Factors,” as well as our financial statements, the related notes thereto, and other information incorporated by reference into this prospectus. Some of the statements in this prospectus and the information incorporated by reference into this prospectus constitute forward-looking statements. For additional information, refer to the section entitled “Cautionary Note Regarding Forward-Looking Statements.”

Unless the context requires otherwise, the words “we,” “us,” “our,” the “Company,” “Super League,” and “Super League Enterprise” refer to Super League Enterprise, Inc., a Delaware corporation, and its wholly owned subsidiaries, Mobcrush Streaming, Inc., a Delaware corporation, and Super League Gaming, UK Ltd., a company organized under the laws of England and Wales.

Overview

Super League Enterprise, Inc. (Nasdaq: SLE), (“Super League,” the “Company,” “we,” “us” or “our”) is redefining the gaming industry as a media channel for global brands. As a leading end-to-end immersive content partner, Super League enables marketers, advertisers, and IP owners to reach massive audiences through creativity, innovation, and gameplay within the world’s largest immersive platforms. Boasting an award-winning development studio, a vast community of native creators, and a proprietary suite of tools that maximize user engagement, Super League is a one-of-a-kind holistic solutions provider. Whether a partner is focused on building a world-class creative experience, achieving a lift in brand awareness, inspiring deeper customer loyalty, or finding new sources of revenue, Super League is at the forefront – always pioneering within immersive worlds.

Our Strategy

We believe that immersive world platforms are where the next generation lives and are a launchpad of unlimited new interactive content. In a world of blended physical-to-digital lives and smarter, more immersive screens, consumer expectations are increasing for more customized and personalized digital experiences, changing the way consumers will socialize, play, create, collaborate, shop, learn and work.

While our roots are in open gaming platforms where interactive worlds were first spawned, we believe our success is in the creation, growth, and monetization of digital experiences across the wider immersive web landscape. Super League’s vision is to build the most comprehensive immersive web publishing engine and be the driver of the next generation of digital platform businesses and experiences.

Built on a powerful foundation of unmatched capabilities, solutions and software platforms that have driven consistent success for innovative brand experiences, creator growth and monetization, and significant consumer engagement, our scalable, vertically-integrated engine offers:

●	Successful owned and third-party publishing worlds, experiences and destinations;

●	Innovative marketing solutions for brands and developers; and

●	Valued tools and services for creators and developers.

Our Business

As an early mover creating engaging experiences inside of metaverse, or “open world,” game platforms since 2015, Super League has converted our deep understanding of young gamers into significant audience reach into immersive worlds including virtual gaming platforms. We believe we have successfully iterated our business model through these market insights, and our organic and inorganic growth to establish scale and ultimately drive our monetization strategies. Our strong and growing product-market fit currently reaches over 100 million monthly unique players in Roblox, Minecraft and Fortnite, collectively, and generates over one billion monthly impressions. Our software supports the creation and operation of our owned and third-party immersive worlds and experiences, along with creator tools and analytics underpinned by a creator economy. These tools enable Super League to access these extended audiences with our innovative in-game and in-stream ad products, and allow our game designers and content creators to participate in our advertising economy. Our analytics suite provides Super League, brands and advertisers, and game developers data that informs campaign measurement and insights, along with enhanced game design. Beyond our primary advertising revenue stream, we have the opportunity to extend further downstream in all forms of immersive worlds we operate and generate direct to consumer revenues. In addition, our immersive world platforms, and our capability to produce compelling gaming-centric video and livestream broadcasts drives viewership to our own and our brand partner’s digital channels and generates content production and syndication revenues from third party partners.

Specifically, Super League’s digital experience and media products provide a wide range of solutions for brands and advertisers. From branded in-game experiences, through to custom content and media, Super League can provide end-to-end solutions for brands to acquire customers, deepen brand affinity and deliver campaign performance with innovative advertising inventory. As Super League has scaled in both metaverse player, immersive worlds and viewing audience reach, we have experienced growth in both the average revenue size of advertiser programs, along with a strong percentage of repeat buyers, while upholding our premium cost per impressions (“CPM”) advertising rates and margins, further validating a new premium social marketing channel for advertisers to reach elusive Generation Z and Alpha gamers. Additionally, our capability and proprietary technology is now being applied to new virtual and immersive world platforms beyond our core offering and is proving to be an enterprise solution for our owned and branded digital experiences that are less temporal and campaign-centric, generating revenue opportunities that are more diversified, annual in nature and less impacted by traditional advertising seasonality.

The Private Placement

On August 23, 2024, the Company entered into a Placement Agency Agreement (the “Placement Agency Agreement”), as amended September 18, with a registered broker dealer, which acted as the Company’s exclusive placement agent (the “Placement Agent”), pursuant to which the Company entered into subscription agreements between September 20, 2024 and September 30, 2024 (each, a “Subscription Agreement” and collectively, the “Subscription Agreements”) with accredited investors relating to an offering (the “Offering” or “Private Placement”) with respect to the sale of units (the “Units”), with each Unit consisting of (i) one share of newly designated Series AAA-3 Junior Convertible Preferred Stock, par value $0.001 per share (the “Series AAA-3 JR Preferred”) or one share of newly designated Series AAA-4 Junior Convertible Preferred Stock, par value $0.001 per share (the “Series AAA-4 JR Preferred” and, collectively, with the Series AAA-3 Preferred, the “Series AAA JR Stock”); and (ii) a warrant to purchase 1,000 shares of the Company’s common stock with an exercise price of $1.00 per share (the “Investor Warrants”) at a purchase price of $1,000 per Unit. The Company issued an aggregate of 697 shares of Series AAA-3 JR Preferred, 399 shares of Series AAA-4 JR Preferred and 1,097 Investor Warrants pursuant to the Offering, for aggregate gross proceeds to the Company of approximately $1.096 million.

Pursuant to the terms of the Placement Agency Agreement, the Company paid the Placement Agent an aggregate cash fee of $109,600, a non-accountable expense allowance of $21,920, and will issue to the Placement Agent or its designees warrants to purchase an aggregate of 127,136 shares of Common Stock with an exercise price of $1.25 per share and 158,920 shares of Common Stock with an exercise price of $1.25 per share in connection with the Offering (the “Placement Agent Warrants”).

The Company and the investors in the Offering executed a registration rights agreement (the “Registration Rights Agreement”), pursuant to which the Company agreed to file a registration statement, of which this prospectus forms a part, covering the resale of: (A) 150% of the shares of Common Stock issuable upon the conversion of the Series AAA JR Stock at the initial exercise price set forth in the applicable Certificate of Designation of Preferences, Powers and Rights (“Certificate of Designations”) of each series (the “Conversion Shares”); (B) the shares of Common Stock issuable as payment of dividends on the Series AAA JR Stock (the "Dividend Shares”); and (C) the shares of Common stock issuable upon exercise of the Investor Warrants (the “Warrant Shares” and, and collectively with the Conversion Shares and Dividend Shares, the “Securities”), within sixty days following the final closing of the Offering and to use its best efforts to cause such registration statement to become effective within 90 days of the filing date.

The foregoing description of the Form of Subscription Agreement, Form of Registration Rights Agreement, Form of Investor Warrant and Form of Placement Agent Warrant are qualified in their entirety by reference to the full text of such documents, copies of which are filed as Exhibit 10.1, Exhibit 10.2, Exhibit 10.3 and Exhibit 10.4, respectively, to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission (the “Commission”) on September 23, 2024.

A copy of the Certificate of Designation of Preferences, Rights and Limitations of Series AAA-3 Junior Convertible Preferred Stock is filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Commission on September 23, 2024. A copy of the Certificate of Designation of Preferences, Rights and Limitations of Series AAA-4 Junior Convertible Preferred Stock is filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Commission on September 30, 2024.

The Piggyback Shares

In conjunction with a settlement and release agreement executed on May 20, 2024 (the “Release”), by and between the Company and Pioneer Capital Anstalt (“Pioneer”) relating to certain additional investment rights held by Pioneer, the sum of five hundred fifty thousand shares of common stock were issued to Pioneer and are included herein for registration as required pursuant to the terms of the Release.

Risk Factors

Our business is subject to substantial risk. Please carefully review the section entitled “Risk Factors” beginning on page 5 of this prospectus for a discussion of the factors you should carefully consider before deciding to purchase the securities offered by this prospectus.

Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. You should be able to bear a complete loss of your investment.

Corporate Information

Super League Enterprise, Inc. was incorporated under the laws of the State of Delaware on October 1, 2014 as Nth Games, Inc. On June 15, 2015, we changed our corporate name from Nth Games, Inc. to Super League Gaming, Inc., and on September 11, 2023, we change our corporate name from Super League Gaming, Inc. to Super League Enterprise, Inc. Our principal executive offices are located at 2856 Colorado Ave., Santa Monica, California 90404. Our Company telephone number is (213) 421-1920 and our investor relations contact number is (949) 574-3860.

Our corporate website address is www.superleague.com. Information contained in, or accessible through, our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

THE OFFERING

Shares of Common Stock offered by the Selling Stockholders	Up to 3,031,680 shares of Common Stock.

Shares of Common Stock outstanding prior to this offering	14,210,595 shares as of November 27, 2024.

Shares of Common Stock to be outstanding after this offering	17,242,275 shares of Common Stock, taking into consideration the conversion of the Securities.

Use of proceeds

We will not receive any proceeds from the resale of the Securities by the Selling Stockholders in this offering. Assuming full exercise of the Investor Warrants for cash, we will receive gross proceeds of approximately $1.096 million. For additional information, refer to the section entitled “Use of Proceeds.”

Terms of this offering

The Selling Stockholders may sell, transfer or otherwise dispose of any or all of the Securities offered by this prospectus from time to time on Nasdaq or any other stock exchange, market or trading facility on which the shares are traded, or in private transactions. The Securities may be offered and sold or otherwise disposed of by the Selling Stockholders at fixed prices, market prices prevailing at the time of sale, prices related to prevailing market prices, or privately negotiated prices.

Nasdaq symbol	Our Common Stock is listed on The Nasdaq Capital Market under the symbol “SLE.”

Risk factors

Investing in our Common Stock involves a high degree of risk. You should carefully review the risks and uncertainties described in or incorporated by reference under the section entitled “Risk Factors” in this prospectus, the documents we have incorporated by reference herein, and under similar headings in other documents filed after the date hereof and incorporated by reference into this prospectus. For additional information, refer to the sections entitled “Incorporation of Certain Information by Reference” and “Where You Can Find More Information.”

Unless otherwise noted, the number of shares of our Common Stock outstanding prior to and after this offering is based on 14,210,595 shares of Common Stock outstanding as of November 27, 2024, and excludes:

●	1,127,102 shares of Common Stock issuable upon the exercise of outstanding warrants to purchase our Common Stock, with a weighted average exercise price of $2.33 per share;

●

371,583 shares of Common Stock issuable upon exercise of outstanding stock options under our Amended and Restated 2014 Stock Option and Incentive Plan (the “2014 Plan”), with a weighted average exercise price of $15.72 per share;

●	106,108 shares of Common Stock reserved for future issuance pursuant to the 2014 Plan;

●	694,290 shares of Common Stock issuable upon vesting of outstanding restricted stock units;

●	1,838,166 shares of Common Stock issuable upon the exercise of certain placement agent warrants to purchase our Common Stock, with a weighted average exercise price of $2.74;

●

10,365,583 shares of Common Stock issuable upon the conversion of the Company’s Series A Convertible Preferred Stock, Series A-2 Convertible Preferred Stock, Series A-3 Convertible Preferred Stock, Series A-4 Convertible Preferred Stock, Series A-5 Convertible Preferred Stock, Series AA Convertible Preferred Stock, Series AA-3 Convertible Preferred Stock, Series AA-4 Convertible Preferred Stock, Series AA-5 Convertible Preferred Stock, Series AAA Convertible Preferred Stock, Series AAA-2 Convertible Preferred Stock, Series AAA JR Preferred, Series AAA-2 JR Preferred, Series AAA-3 JR Preferred and Series AAA-4 JR Preferred;

●	275,000 Shares of Common Stock issued as the Piggyback Shares on May 20, 2024 and 275,000 shares issued on November 27, 2024.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to purchase any of our securities, you should carefully consider the risks and uncertainties described under “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 filed with the SEC on April 15, 2024, and our other filings with the SEC, all of which are incorporated by reference herein. If any of these risks actually occur, our business, financial condition and results of operations could be materially and adversely affected and we may not be able to achieve our goals, the value of our securities could decline and you could lose some or all of your investment. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. If any of these risks occur, the trading price of our Common Stock could decline materially and you could lose all or part of your investment.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward-looking statements that involve substantial risks and uncertainties. The forward-looking statements are contained principally in the sections of this prospectus entitled “Prospectus Summary” and “Risk Factors,” as well as in those sections of our Annual Report on Form 10-K for the year ended December 31, 2023 (the “2023 Annual Report”) entitled “Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” but are also contained elsewhere in this prospectus. In some cases, you can identify forward-looking statements by the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “objective,” “ongoing,” “plan,” “predict,” “project,” “potential,” “should,” “will,” or “would,” or the negative of these terms, or other comparable terminology intended to identify statements about the future. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. Although we believe that we have a reasonable basis for making each forward-looking statement contained in this prospectus, we caution you that these statements are based on a combination of facts and factors currently known by us and our expectations of the future, about which we cannot be certain. Forward-looking statements are subject to considerable risks and uncertainties, as well as other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements, including:

●	the overall strength and stability of general economic conditions and of the in-person electronic video game sports (“esports”) industry in the United States and globally;

●	changes in consumer demand for, and acceptance of, our immersive world experiences and services and the games that we license, as well as online virtual gaming in general;

●	changes in the competitive environment, including adoption of technologies, services and products that compete with our own;

●	our ability to generate consistent revenue and become profitable;

●	our ability to effectively execute our business plan;

●	changes in the price of streaming services, licensing fees, and network infrastructure, hosting and maintenance;

●	changes in laws or regulations governing our business and operations;

●	our ability to maintain adequate liquidity and financing sources and an appropriate level of debt on terms favorable to us;

●	our ability to effectively market our services;

●	costs and risks associated with litigation;

●	our ability to obtain and protect our existing intellectual property protections, including patents, trademarks and copyrights;

●	our ability to obtain and enter into new licensing agreements with game publishers and owners;

●	changes in accounting principles, or their application or interpretation, and our ability to make estimates and the assumptions underlying the estimates, which could have an effect on earnings;

●	interest rates and the credit markets; and

●

other risks and uncertainties, including those described within the section entitled “Risk Factors” in our 2023 Annual Report, and subsequent Quarterly Reports on Form 10-Q, which risk factors are incorporated herein by reference.

This list of factors that may affect future performance and the accuracy of forward-looking statements is illustrative, but not exhaustive. New risk factors and uncertainties not described here or elsewhere in this prospectus, including in the section entitled “Risk Factors,” may emerge from time to time. Moreover, because we operate in a competitive and rapidly changing environment, it is not possible for our management to predict all risk factors and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. The forward-looking statements are also subject to the risks and uncertainties specific to our Company, including but not limited to the fact that we have only a limited operating history as a public company. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this prospectus may not occur, and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance and events and circumstances reflected in the forward-looking statements will be achieved or occur. Moreover, neither we nor any other person assume responsibility for the accuracy and completeness of the forward-looking statements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

You should read this prospectus, any prospectus supplement and the documents incorporated herein and those documents filed as exhibits to the registration statement, of which this prospectus is a part, with the understanding that our actual future results, levels of activity, performance and achievements may be materially different from what we expect.

USE OF PROCEEDS

The Securities registered under this prospectus may be resold from time to time by the Selling Stockholders. Accordingly, we will not receive proceeds from any resale of the Securities in this offering. However, we may receive proceeds of up to approximately $1.1 million from the exercise of the Investor Warrants by the Selling Stockholders, once the registration statement, of which this prospectus is a part, is declared effective and any and all restrictions on the exercise of such Warrants have been lifted. We will pay all of the fees and expenses incurred by us in connection with this registration. All selling and other expenses incurred by the Selling Stockholders will be paid by such stockholders, except for certain legal fees and expenses, which will be paid by us.

SELLING STOCKHOLDERS

This prospectus relates to the resale by the Selling Stockholders identified in the table below, or by the future transferees, pledgees, assignees, distributees, donees or successors-in-interest of or from any such stockholders, of the Securities. The Selling Stockholders may, from time to time, offer and sell pursuant to this prospectus any or all of the Securities, or they may sell none of the Securities. We currently have no agreements, arrangements or understandings with the Selling Stockholders regarding the resale of any of the Securities.

Between September 20, 2024 and September 30, 2024, we entered into subscription agreements and exchange agreements with accredited investors relating to an offering and the sale of:

●	527 shares of Series AAA-3 JR Preferred (for which we are registering 632,400 shares of Common Stock as conversion shares), with an initial conversion price of $1.25 per share; and

●	399 shares of Series AAA-4 JR Preferred (for which we are registering 478,800 shares of Common Stock as conversion shares), with an initial conversion price of $1.25 per share.

●	926 Investor Warrants (for which we are registering 926,000 shares of Common Stock as conversion shares), with an initial exercise price of $1.00 per share.

In connection with the Private Placement, we have agreed to file this registration statement covering the resale of 150% of the shares of Common Stock initially underlying the Series AAA-3 JR Preferred and Series AAA-4 JR Preferred sold in the offering, as determined based upon the initial exercise price in each respective Certificate of Designations,  together with the Dividend Shares issuable thereon and the Warrant Shares.

The Series AAA-3 JR Preferred, Series AAA-4 JR Preferred, and Investor Warrants contain limitations that prevent the holder thereof from acquiring shares upon conversion that would result in the number of shares beneficially owned by it and its affiliates exceeding 4.99% of all of the Common Stock outstanding at such time (or, at the written election of any holder of Series AAA Stock delivered to the Company pursuant to the terms of the applicable Certificate of Designations prior to the issuance of any shares of Series AAA Stock, 9.99%). The number of shares in the third column reflects this limitation.

On May 20, 2024, and November 27, 2024 we issued the Piggyback Shares to the Investor pursuant to the Release. Pursuant to the Release, we agreed to include the Piggyback Shares in this registration statement covering the resale of the Piggyback Shares, as reflected in the column in the table below titled “Piggyback Shares.”

The Selling Stockholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

The following table is prepared based on information supplied to us by the Selling Stockholders. Unless otherwise indicated below, none of the Selling Stockholders nor any of their affiliates has held a position or office, or had any other material relationship, with us or any of our predecessors or affiliates.

		Conversion Shares Offered for Resale Pursuant to this Prospectus			Dividend Shares Offered for Resale Pursuant to this Prospectus (6)				Shares Beneficially Owned After the Offering (7)(8)
Name of Selling Stockholder (1)	Shares Beneficially Owned Prior to Offering (2)	Series AAA-3 JR Conversion Shares (3)	Series AAA-4 JR Conversion Shares (4)	Warrant Shares (5)	Dividend Shares (Dividend 1)	Dividend Shares (Dividend 2)	Dividend Shares (Dividend 3)	Piggyback Shares Offered for Resale Pursuant to this Prospectus	Number	Percent
Albemarle Shoals Fund, LLC (9)	265,320	-	118,800	99,000	15,840	15,840	15,840	-	-	*
Anthony G. Barr	317,475	60,000	-	50,000	8,000	8,000	8,000	-	183,473	*
Branden and Amena Mebane Family Trust U/A (10)	134,000	60,000	-	50,000	8,000	8,000	8,000	-		*
Cedrick Wilson	53,600	24,000	-	20,000	3,200	3,200	3,200	-		*
Devadatt M. Mishal Family Trust (11)	67,000	30,000.0	-	25,000	4,000	4,000	4,000	-		*
Matthew Holtzman	53,600	24,000	-	20,000	3,200	3,200	3,200	-		*
Pamlico Shoals Capital, LLC (12)	702,160	314,400	-	262,000	41,920	41,920	41,920	-	-	*
Pamlico Shoals Targeted Opportunities Fund, LP (13)	804,000	-	360,000	300,000	48,000	48,000	48,000	-	-	*
Pioneer Capital Anstalt (14)	1,652,223	-	-	-	-	-	-	550,000	1,102,222	7.8%
RBC Capital Markets LLC Cust. FBO Anthony Huang Roth IRA	26,800	12,000	-	10,000	1,600	1,600	1,600	-		*
Richard Cook Mears IV	26,800	12,000	-	10,000	1,600	1,600	1,600	-		*
Sunil and Sadha Narkar Trust (15)	225,738	60,000	-	50,000	8,000	8,000	8,000	-	91,738	*
The J Slick Trust DTD 2/4/19 (16)	98,200	36,000	-	30,000	4,800	4,800	4,800	-	17,800	*

* Less than 1.0%.

(1)

Information concerning named Selling Stockholders or future transferees, pledgees, assignees, distributees, donees or successors-in-interest of or from any such stockholder or others who later hold any Selling Stockholder’s interests will be set forth in supplements to this prospectus, absent circumstances indicating that the change is material. In addition, post-effective amendments to the registration statement of which this prospectus forms a part will be filed to disclose any material changes to the plan of distribution from the description in the final prospectus.

(2)

Includes (i) shares of Common Stock held by the Selling Stockholder, (ii) shares of Common Stock issuable upon conversion of securities convertible into Common Stock held by the Selling Stockholder, and (iii) the Dividend Shares, which shares are being registered by the registration statement of which this prospectus forms a part.

(3)

Represents 150% of the shares of Common Stock issuable upon conversion of Shares of Series AAA-3 JR Preferred, which is convertible into such number of shares of Common Stock equal to the number of Series AAA-3 JR Preferred multiplied by the stated value of $1,000, divided by the conversion price. The initial conversion price of the Series AAA-3 JR Preferred is $1.25.

(4)

Represents 150% of the shares of Common Stock issuable upon conversion of Shares of Series AAA-4 JR Preferred, which is convertible into such number of shares of Common Stock equal to the number of Series AAA-4 JR Preferred multiplied by the stated value of $1,000, divided by the conversion price. The initial conversion price of the Series AAA-4 JR Preferred is $1.25.

(5)

Represents shares of Common Stock issuable upon exercise of the Investor Warrants. The Investor Warrants are exercisable immediately upon issuance at an exercise price of $1.00 per share, and expire three years from the date of issuance.

(6)

Represents Dividend Shares issuable to the Selling Stockholder. Pursuant to their respective Certificates of Designation, the number of Dividend Shares are calculated as that number of shares of Common Stock equal to 20% of the shares of Common Stock underlying each of the Series AAA-3 JR Preferred and Series AAA-4 JR Preferred, as determined by the initial conversion price of each respective series, then held by such holder on the 30-, 60- and 90-day anniversaries of the respective filing date.

(7)

Beneficial ownership is determined in accordance with the rules and regulations of the Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, securities that are currently convertible or exercisable into shares of our Common Stock, or convertible or exercisable into shares of our Common Stock within 60 days of November 16, 2024, are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Amounts reported in this column assumes that each Selling Stockholder will sell all of the Securities offered pursuant to this prospectus that may be issued upon the (i) conversion of the shares of Series AAA-3 JR Preferred and Series AAA-4 JR Preferred, and (ii) exercise of the Investor Warrants, and each of them, held thereby and identified herein. In accordance with the Purchase Agreement, in no event are we permitted to issue shares of Common Stock in excess of the Beneficial Ownership Limitation. Beneficial ownership included in this Selling Stockholder table reflects the total number of shares potentially issuable upon conversion of the Series AAA-3 JR Preferred and Series AAA-4 JR Preferred, and does not give effect to the Beneficial Ownership Limitation. Accordingly, actual beneficial ownership, as calculated in accordance with Section 13(d) of the Exchange Act and Rule 13d-3 thereunder, may be lower than as reflected in this table.

(8)	Percentage ownership is based on 14,210,595 shares of Common Stock outstanding as of November 27, 2024.
(9)	As President and Sole Member of the Manager of Albemarle Shoals Fund, LLC, Michael Layman may be deemed to be the beneficial owner of the securities reported herein.
(10)	As Trustees of the Branden and Amena Mebane Family Trust U/A Dtd. 9/19/07, Branden Mebane and Amena Mebane may be deemed to be the beneficial owners of the securities reported herein.
(11)	As Trustees of the Devadatt M. Mishal Family Trust, Devadatt M. Mishal and Surekha D. Mishal may be deemed to be the beneficial owners of the securities reported herein.
(12)	As President and Sole Member of the Manager of Pamlico Shoals Capital, LLC, Michael Layman may be deemed to be the beneficial owner of the securities reported herein.
(13)	As Managing Member of the General Partner of Pamlico Shoals Targeted Opportunities Fund, LP, Michael Layman may be deemed to be the beneficial owner of the securities reported herein.
(14)

Shares reported herein include 550,000 shares of Common Stock being registered hereunder issued pursuant to the Release executed on May 20, 2024, and the Amended and Restated Release executed on December 2, 2024, between the Company and Pioneer Capital Anstalt, Ltd. As Director of Pioneer Capital Anstalt, Nicola Feuerstein may be deemed to be the beneficial owner of the securities reported herein.

(15)	As Trustees of the Sunil and Sadha Narkar Trust U/A Dtd 10/18/16, Sunil and Sadha Narkar may be deemed to be the beneficial owners of the securities reported herein.
(26)	As Trustee of the J Slick Trust DTD 2/4/19, Oluwadamilola Ajayi Trustee may be deemed to be the beneficial owner of the securities reported herein.

PLAN OF DISTRIBUTION

We are registering the Securities held by the Selling Stockholders identified herein to permit the resale of these shares by the holders thereof from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale of the Securities, if any. We will bear all fees and expenses incident to our obligation to register the shares of our Common Stock.

The Common Stock may be sold or distributed from time to time by the Selling Stockholders directly to one or more purchasers or through brokers, dealers, or underwriters who may act solely as agents at fixed prices, market prices prevailing at the time of sale, prices related to prevailing market prices, or privately negotiated prices. The resale of the Securities offered by this prospectus may be effected in one or more of the following methods:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such securities at a stipulated price per security;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell securities under Rule 144 or any other exemption or exclusion from registration under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440, and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

The Selling Stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

We will pay certain fees and expenses we incur incident to the registration of the securities offered by this prospectus, including legal and accounting fees.

Under applicable rules and regulations under the Exchange Act any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the Common Stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Common Stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

DESCRIPTION OF OUR CAPITAL STOCK

General

Our Amended and Restated Certificate of Incorporation (our “Charter”) authorizes the issuance of up to 400,000,000 shares of Common Stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share (“Preferred Stock”).

Summary of Securities

The following description summarizes certain terms of our capital stock. Because this description is only a summary, it does not contain all the information that may be important to you. For a complete description of the matters set forth in this section you should refer to our Charter and Amended and Restated Bylaws (our “Bylaws”), which are included as exhibits to this prospectus, and to the applicable provisions of Delaware law.

Common Stock

Our Charter currently authorizes the issuance of up to 400,000,000 shares of Common Stock. As of November 27, 2024, there were 14,210,595 shares of our Common Stock issued and outstanding, which were held by approximately 321 stockholders of record. Each holder of Common Stock is entitled to one vote for each share of Common Stock held on all matters submitted to a vote of the stockholders, including the election of directors. Neither our Charter nor our Bylaws provide for cumulative voting rights.

Holders of our Common Stock have no preemptive, conversion or subscription rights, and there are no redemption or sinking fund provisions applicable to the Common Stock. The rights, preferences and privileges of the holders of Common Stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our Preferred Stock that we may designate and issue in the future.

Preferred Stock

Currently, there are fifteen series of our preferred stock outstanding; Series A Convertible Preferred Stock (“Series A Preferred”), Series A-2 Convertible Preferred Stock (“Series A-2 Preferred”), Series A-3 Convertible Preferred Stock (“Series A-3 Preferred”), Series A-4 Convertible Preferred Stock (“Series A-4 Preferred”), Series A-5 Convertible Preferred Stock (“Series A-5 Preferred”) (the Series A Convertible Preferred Stock through the Series A-5 Convertible Preferred Stock is hereinafter collectively, the “Series A Preferred Stock”), Series AA Convertible Preferred Stock (“Series AA Preferred”), Series AA-3 Convertible Preferred Stock (“Series AA-3 Preferred”), Series AA-4 Convertible Preferred Stock (“Series AA-4 Preferred”), Series AA-5 Convertible Preferred Stock (“Series AA-5 Preferred”) (the Series AA Convertible Preferred Stock through the Series AA-5 Convertible Preferred Stock is hereinafter collectively, the “Series AA Preferred Stock”), Series AAA Convertible Preferred Stock (“Series AAA Preferred”) and Series AAA-2 Convertible Preferred Stock (“Series AAA-2 Preferred”) (the Series AAA Convertible Preferred Stock and Series AAA-2 Convertible Preferred Stock is hereinafter collectively, the “Series AAA Preferred Stock”), Series AAA Junior Preferred Stock (“Series AAA JR Preferred”), Series AAA-2 Junior Preferred Stock (“Series AAA-2 JR Preferred”), Series AAA-3 Junior Preferred Stock (“Series AAA-3 JR Preferred”) Preferred and Series AAA-4 Junior Preferred Stock (“Series AAA-4 Junior Preferred”). The rights and preferences associated with each series are summarized below.

Series A Preferred

On November 22, 2022, the Company filed a Certificate of Designation of Preferences, Rights and Limitations of the Series A Preferred Stock (the “Series A Certificate of Designation”) with the State of Delaware. As of November 27, 2024, there were 440 shares of Series A Preferred outstanding.

Conversion and Rank

Each share of Series A Preferred is convertible at the option of the holder, subject to certain beneficial ownership limitations and primary market limitations as set forth in the Series A Certificate of Designation, into such number of shares of the Company’s Common Stock equal to the number of Series A Preferred to be converted, multiplied by the stated value of $1,000 (the “Stated Value”), divided by the conversion price in effect at the time of the conversion (the initial conversion price is $12.40, subject to adjustment in the event of stock splits, stock dividends, and similar transactions). In addition, subject to beneficial ownership and primary market limitations: (1) the Series A Preferred will automatically convert into shares of Common Stock at the Conversion Price upon the earlier of (a) the 24-month anniversary of the filing date of the Series A-2 Preferred Certificate of Designation with the Delaware Secretary of State (the “Series A Effective Date”) or (b) the consent to conversion by holders of at least 51% of the outstanding shares of Series A Preferred; and (2) on the one year anniversary of the Series A Effective Date, the Company may, in its discretion, convert (y) 50% of the outstanding shares of Series A Preferred if the volume-weighted average price of the Company’s Common Stock over the previous 10 days as reported on the NASDAQ Capital Market (the “VWAP”), equals at least 250% of the Conversion Price, or (z) 100% of the outstanding shares of Series A Preferred if and only if the VWAP equals at least 300% of the Conversion Price.

The Series A Preferred ranks senior to the Series AAA JR Preferred, Series AAA-2 JR Preferred, Series AAA-3 JR Preferred and Series AAA-4 JR Preferred, and ranks pari passu to the Series A-2, Series A-3 Preferred, Series A-4 Preferred, Series A-5 Preferred, Series AA Preferred, Series AA-2 Preferred, Series AA-3 Preferred, Series AA-4 Preferred, Series AA-5 Preferred, Series AAA Preferred and Series AAA-2 Preferred.

Conversion Restriction

At no time may a holder of shares of Series A Preferred convert shares of the Series A Preferred if the number of shares of Common Stock to be issued pursuant to such conversion would result in such holder beneficially owning (as determined in accordance with Section 13(d) of the Securities and Exchange Act of 1934, as amended (the Exchange Act) and the rules thereunder) more than 4.99% of all of the Common Stock outstanding at such time (or, at the written election of any holder of Series A Preferred delivered to the Company pursuant to the terms of the Series A Certificate of Designations prior to the issuance of any shares of Series A-5 Preferred Stock, 9.99%).

Dividend Rights

Holders of the Series A Preferred will be entitled to receive dividends, subject to the beneficial ownership and primary market limitations, payable in the form of that number of shares of Common Stock equal to 20% of the shares of Common Stock underlying the Series A Preferred then held by such holder on the 12 and 24 month anniversaries of the Series A Effective Date.  In addition, subject to the beneficial ownership and primary market limitations, holders of Series A Preferred will be entitled to receive dividends equal, on an as-if-converted to shares of Common Stock basis, and in the same form as dividends actually paid on shares of the Common Stock when, as, and if such dividends are paid on shares of the Common Stock. Notwithstanding the foregoing, to the extent that a holder’s right to participate in any dividend in shares of Common Stock to which such holder is entitled would result in such holder exceeding the beneficial ownership and primary market limitations, then such holder shall not be entitled to participate in any such dividend to such extent and the portion of such shares that would cause such holder to exceed the beneficial ownership and primary market limitations shall be held in abeyance for the benefit of such holder until such time, if ever, as such holder’s beneficial ownership thereof would not result in such holder exceeding the beneficial ownership and primary market limitations.

Voting Rights

The Series A Preferred shall vote together with the Common Stock on an as-converted basis, and not as a separate class, subject to the primary market limitations, except that holders of Series A Preferred shall vote as a separate class with respect to (a) amending, altering, or repealing any provision of the Series A Certificate of Designation in a manner that adversely affects the powers, preferences or rights of the Series A Preferred, (b) increasing the number of authorized shares of Series A Preferred, (c) authorizing or issuing an additional class or series of capital stock that ranks senior to or pari passu with the Series A Preferred with respect to the distribution of assets on liquidation, (d) authorizing, creating, incurring, assuming, guaranteeing or suffering to exist any indebtedness for borrowed money of any kind in excess of $5 million, or (e) entering into any agreement with respect to the foregoing.  In addition, no holder of Series A Preferred shall be entitled to vote on any matter presented to the Company’s stockholders relating to approving the conversion of such holder’s Series A Preferred into an amount in excess of the primary market limitations.

Liquidation Rights

Upon any dissolution, liquidation or winding up, whether voluntary or involuntary, holders of Series A Preferred together with holders of Series A-2 Preferred, Series A-3 Preferred, Series A-4 Preferred, Series A-5 Preferred, Series AA Preferred Stock, and Series AAA Preferred will be entitled to first receive distributions out of the Company’s assets in an amount per share equal to the Stated Value plus all accrued and unpaid dividends, whether capital or surplus before any distributions shall be made on any shares of Common Stock (after the payment to any senior security, if any).

Series A-2 Preferred

On November 28, 2022, the Company filed a Certificate of Designation of Preferences, Rights and Limitations of the Series A-2 Preferred Stock (the “Series A-2 Certificate of Designation”) with the State of Delaware. As of November 27, 2024, there were 463 shares of Series A-2 Preferred outstanding.

Conversion and Rank

Each share of Series A-2 Preferred is convertible at the option of the holder, subject to certain beneficial ownership limitations and primary market limitations as set forth in the Series A-2 Certificate of Designation, into such number of shares of the Company’s Common Stock equal to the number of Series A-2 Preferred to be converted, multiplied by the stated value of $1,000 (the “Stated Value”), divided by the conversion price in effect at the time of the conversion (the initial conversion price is $13.292, subject to adjustment in the event of stock splits, stock dividends, and similar transactions). In addition, subject to beneficial ownership and primary market limitations: (1) the Series A-2 Preferred will automatically convert into shares of Common Stock at the Conversion Price upon the earlier of (a) the 24-month anniversary of the filing date of the Series A-2 Preferred Certificate of Designation with the Delaware Secretary of State (the “Series A-2 Effective Date”) or (b) the consent to conversion by holders of at least 51% of the outstanding shares of Series A-2 Preferred; and (2) on the one year anniversary of the Series A-2 Effective Date, the Company may, in its discretion, convert (y) 50% of the outstanding shares of Series A-2 Preferred if the volume-weighted average price of the Company’s Common Stock over the previous 10 days as reported on the NASDAQ Capital Market (the “VWAP”), equals at least 250% of the Conversion Price, or (z) 100% of the outstanding shares of Series A-2 Preferred if and only if the VWAP equals at least 300% of the Conversion Price.

The Series A-2 Preferred ranks senior to the Series AAA JR Preferred, Series AAA-2 JR Preferred, Series AAA-3 JR Preferred and Series AAA-4 JR Preferred, and ranks pari passu to the Series A, Series A-3 Preferred, Series A-4 Preferred, Series A-5 Preferred, Series AA Preferred, Series AA-2 Preferred, Series AA-3 Preferred, Series AA-4 Preferred, Series AA-5 Preferred, Series AAA Preferred and Series AAA-2 Preferred.

Conversion Restriction

At no time may a holder of shares of Series A-2 Preferred convert shares of the Series A-2 Preferred if the number of shares of Common Stock to be issued pursuant to such conversion would result in such holder beneficially owning (as determined in accordance with Section 13(d) of the Securities and Exchange Act of 1934, as amended (the Exchange Act) and the rules thereunder) more than 4.99% of all of the Common Stock outstanding at such time (or, at the written election of any holder of Series A-2 Preferred delivered to the Company pursuant to the terms of the Series A-2 Certificate of Designations prior to the issuance of any shares of Series A-2 Preferred Stock, 9.99%).

Dividend Rights

Holders of the Series A-2 Preferred will be entitled to receive dividends, subject to the beneficial ownership and primary market limitations, payable in the form of that number of shares of Common Stock equal to 20% of the shares of Common Stock underlying the Series A-2 Preferred then held by such holder on the 12- and 24-month anniversaries of the Series A-2 Effective Date.  In addition, subject to the beneficial ownership and primary market limitations, holders of Series A-2 Preferred will be entitled to receive dividends equal, on an as-if-converted to shares of Common Stock basis, and in the same form as dividends actually paid on shares of the Common Stock when, as, and if such dividends are paid on shares of the Common Stock. Notwithstanding the foregoing, to the extent that a holder’s right to participate in any dividend in shares of Common Stock to which such holder is entitled would result in such holder exceeding the beneficial ownership and primary market limitations, then such holder shall not be entitled to participate in any such dividend to such extent and the portion of such shares that would cause such holder to exceed the beneficial ownership and primary market limitations shall be held in abeyance for the benefit of such holder until such time, if ever, as such holder’s beneficial ownership thereof would not result in such holder exceeding the beneficial ownership and primary market limitations.

Voting Rights

The Series A-2 Preferred shall vote together with the Common Stock on an as-converted basis, and not as a separate class, subject to the primary market limitations, except that holders of Series A-2 Preferred shall vote as a separate class with respect to (a) amending, altering, or repealing any provision of the Series A-2 Certificate of Designation in a manner that adversely affects the powers, preferences or rights of the Series A-2 Preferred, (b) increasing the number of authorized shares of Series A-2 Preferred, (c) authorizing or issuing an additional class or series of capital stock that ranks senior to or pari passu with the Series A-2 Preferred with respect to the distribution of assets on liquidation, (d) authorizing, creating, incurring, assuming, guaranteeing or suffering to exist any indebtedness for borrowed money of any kind in excess of $5 million, or (e) entering into any agreement with respect to the foregoing.  In addition, no holder of Series A-2 Preferred shall be entitled to vote on any matter presented to the Company’s stockholders relating to approving the conversion of such holder’s Series A-2 Preferred into an amount in excess of the primary market limitations.

Liquidation Rights

Upon any dissolution, liquidation or winding up, whether voluntary or involuntary, holders of Series A-2 Preferred together with holders of Series A Preferred, Series A-3 Preferred, Series A-4 Preferred and Series A-5 Preferred, and Series AA Preferred Stock will be entitled to first receive distributions out of the Company’s assets in an amount per share equal to the Stated Value plus all accrued and unpaid dividends, whether capital or surplus before any distributions shall be made on any shares of Common Stock (after the payment to any senior security, if any).

Series A-3 Preferred

On November 30, 2022, the Company filed a Certificate of Designation of Preferences, Rights and Limitations of the Series A-3 Preferred Stock (the “Series A-3 Certificate of Designation”) with the State of Delaware. As of November 27, 2024, there were 315 shares of Series A-3 Preferred outstanding.

Conversion and Rank

Each share of Series A-3 Preferred is convertible at the option of the holder, subject to certain beneficial ownership limitations and primary market limitations as set forth in the Series A-3 Certificate of Designation, into such number of shares of the Company’s Common Stock equal to the number of Series A-3 Preferred to be converted, multiplied by the stated value of $1,000 (the “Stated Value”), divided by the conversion price in effect at the time of the conversion (the initial conversion price is $13.408, subject to adjustment in the event of stock splits, stock dividends, and similar transactions). In addition, subject to beneficial ownership and primary market limitations: (1) the Series A-3 Preferred will automatically convert into shares of Common Stock at the Conversion Price upon the earlier of (a) the 24-month anniversary of the filing date of the Series A-2 Preferred Certificate of Designation with the Delaware Secretary of State (the “Series A-3 Effective Date”) or (b) the consent to conversion by holders of at least 51% of the outstanding shares of Series A-3 Preferred; and (2) on the one year anniversary of the Series A-3 Effective Date, the Company may, in its discretion, convert (y) 50% of the outstanding shares of Series A-3 Preferred if the volume-weighted average price of the Company’s Common Stock over the previous 10 days as reported on the NASDAQ Capital Market (the “VWAP”), equals at least 250% of the Conversion Price, or (z) 100% of the outstanding shares of Series A-3 Preferred if and only if the VWAP equals at least 300% of the Conversion Price.

The Series A-3 Preferred ranks senior to the Series AAA JR Preferred, Series AAA-2 JR Preferred, Series AAA-3 JR Preferred and Series AAA-4 JR Preferred, and ranks pari passu to the Series A, Series A-2 Preferred, Series A-4 Preferred, Series A-5 Preferred, Series AA Preferred, Series AA-2 Preferred, Series AA-3 Preferred, Series AA-4 Preferred, Series AA-5 Preferred, Series AAA Preferred and Series AAA-2 Preferred.

Conversion Restriction

At no time may a holder of shares of Series A-3 Preferred convert shares of the Series A-3 Preferred if the number of shares of Common Stock to be issued pursuant to such conversion would result in such holder beneficially owning (as determined in accordance with Section 13(d) of the Securities and Exchange Act of 1934, as amended (the Exchange Act) and the rules thereunder) more than 4.99% of all of the Common Stock outstanding at such time (or, at the written election of any holder of Series A-3 Preferred delivered to the Company pursuant to the terms of the Series A-3 Certificate of Designations prior to the issuance of any shares of Series A-3 Preferred Stock, 9.99%).

Dividend Rights

Holders of the Series A-3 Preferred will be entitled to receive dividends, subject to the beneficial ownership and primary market limitations, payable in the form of that number of shares of Common Stock equal to 20% of the shares of Common Stock underlying the Series A-3 Preferred then held by such holder on the 12- and 24-month anniversaries of the Series A-3 Effective Date.  In addition, subject to the beneficial ownership and primary market limitations, holders of Series A-3 Preferred will be entitled to receive dividends equal, on an as-if-converted to shares of Common Stock basis, and in the same form as dividends actually paid on shares of the Common Stock when, as, and if such dividends are paid on shares of the Common Stock. Notwithstanding the foregoing, to the extent that a holder’s right to participate in any dividend in shares of Common Stock to which such holder is entitled would result in such holder exceeding the beneficial ownership and primary market limitations, then such holder shall not be entitled to participate in any such dividend to such extent and the portion of such shares that would cause such holder to exceed the beneficial ownership and primary market limitations shall be held in abeyance for the benefit of such holder until such time, if ever, as such holder’s beneficial ownership thereof would not result in such holder exceeding the beneficial ownership and primary market limitations.

Voting Rights

The Series A-3 Preferred shall vote together with the Common Stock on an as-converted basis, and not as a separate class, subject to the primary market limitations, except that holders of Series A-3 Preferred shall vote as a separate class with respect to (a) amending, altering, or repealing any provision of the Series A-3 Certificate of Designation in a manner that adversely affects the powers, preferences or rights of the Series A-3 Preferred, (b) increasing the number of authorized shares of Series A-3 Preferred, (c) authorizing or issuing an additional class or series of capital stock that ranks senior to or pari passu with the Series A-3 Preferred with respect to the distribution of assets on liquidation, (d) authorizing, creating, incurring, assuming, guaranteeing or suffering to exist any indebtedness for borrowed money of any kind in excess of $5 million, or (e) entering into any agreement with respect to the foregoing.  In addition, no holder of Series A-3 Preferred shall be entitled to vote on any matter presented to the Company’s stockholders relating to approving the conversion of such holder’s Series A-3 Preferred into an amount in excess of the primary market limitations.

Liquidation Rights

Upon any dissolution, liquidation or winding up, whether voluntary or involuntary, holders of Series A-3 Preferred together with holders of Series A Preferred, Series A-2 Preferred, Series A-4 Preferred and Series A-5 Preferred, and Series AA Preferred Stock will be entitled to first receive distributions out of the Company’s assets in an amount per share equal to the Stated Value plus all accrued and unpaid dividends, whether capital or surplus before any distributions shall be made on any shares of Common Stock (after the payment to any senior security, if any).

Series A-4 Preferred

On December 22, 2022, the Company filed a Certificate of Designation of Preferences, Rights and Limitations of the Series A-4 Preferred Stock (the “Series A-4 Certificate of Designation”) with the State of Delaware. As of November 27, 2024, there were 380 shares of Series A-4 Preferred outstanding.

Conversion and Rank

Each share of Series A-4 Preferred is convertible at the option of the holder, subject to certain beneficial ownership limitations and primary market limitations as set forth in the Series A-4 Certificate of Designation, into such number of shares of the Company’s Common Stock equal to the number of Series A-4 Preferred to be converted, multiplied by the stated value of $1,000 (the “Stated Value”), divided by the conversion price in effect at the time of the conversion (the initial conversion price is $7.602 subject to adjustment in the event of stock splits, stock dividends, and similar transactions). In addition, subject to beneficial ownership and primary market limitations: (1) the Series A-4 Preferred will automatically convert into shares of Common Stock at the Conversion Price upon the earlier of (a) the 24-month anniversary of the filing date of the Series A-2 Preferred Certificate of Designation with the Delaware Secretary of State (the “Series A-4 Effective Date”) or (b) the consent to conversion by holders of at least 51% of the outstanding shares of Series A-4 Preferred; and (2) on the one year anniversary of the Series A-4 Effective Date, the Company may, in its discretion, convert (y) 50% of the outstanding shares of Series A-4 Preferred if the volume-weighted average price of the Company’s Common Stock over the previous 10 days as reported on the NASDAQ Capital Market (the “VWAP”), equals at least 250% of the Conversion Price, or (z) 100% of the outstanding shares of Series A-4 Preferred if and only if the VWAP equals at least 300% of the Conversion Price.

The Series A-4 Preferred ranks senior to the Series AAA JR Preferred, Series AAA-2 JR Preferred, Series AAA-3 JR Preferred and Series AAA-4 JR Preferred, and ranks pari passu to the Series A, Series A-2 Preferred, Series A-3 Preferred, Series A-5 Preferred, Series AA Preferred, Series AA-2 Preferred, Series AA-3 Preferred, Series AA-4 Preferred, Series AA-5 Preferred, Series AAA Preferred and Series AAA-2 Preferred.

Conversion Restriction

At no time may a holder of shares of Series A-4 Preferred convert shares of the Series A-4 Preferred if the number of shares of Common Stock to be issued pursuant to such conversion would result in such holder beneficially owning (as determined in accordance with Section 13(d) of the Securities and Exchange Act of 1934, as amended (the Exchange Act) and the rules thereunder) more than 4.99% of all of the Common Stock outstanding at such time (or, at the written election of any holder of Series A-4 Preferred delivered to the Company pursuant to the terms of the Series A-4 Certificate of Designations prior to the issuance of any shares of Series A-4 Preferred Stock, 9.99%).

Dividend Rights

Holders of the Series A-4 Preferred will be entitled to receive dividends, subject to the beneficial ownership and primary market limitations, payable in the form of that number of shares of Common Stock equal to 20% of the shares of Common Stock underlying the Series A-4 Preferred then held by such holder on the 12- and 24-month anniversaries of the Series A-4 Effective Date.  In addition, subject to the beneficial ownership and primary market limitations, holders of Series A-4 Preferred will be entitled to receive dividends equal, on an as-if-converted to shares of Common Stock basis, and in the same form as dividends actually paid on shares of the Common Stock when, as, and if such dividends are paid on shares of the Common Stock. Notwithstanding the foregoing, to the extent that a holder’s right to participate in any dividend in shares of Common Stock to which such holder is entitled would result in such holder exceeding the beneficial ownership and primary market limitations, then such holder shall not be entitled to participate in any such dividend to such extent and the portion of such shares that would cause such holder to exceed the beneficial ownership and primary market limitations shall be held in abeyance for the benefit of such holder until such time, if ever, as such holder’s beneficial ownership thereof would not result in such holder exceeding the beneficial ownership and primary market limitations.

Voting Rights

The Series A-4 Preferred shall vote together with the Common Stock on an as-converted basis, and not as a separate class, subject to the primary market limitations, except that holders of Series A-4 Preferred shall vote as a separate class with respect to (a) amending, altering, or repealing any provision of the Series A-4 Certificate of Designation in a manner that adversely affects the powers, preferences or rights of the Series A-4 Preferred, (b) increasing the number of authorized shares of Series A-4 Preferred, (c) authorizing or issuing an additional class or series of capital stock that ranks senior to or pari passu with the Series A-4 Preferred with respect to the distribution of assets on liquidation, (d) authorizing, creating, incurring, assuming, guaranteeing or suffering to exist any indebtedness for borrowed money of any kind in excess of $5 million, or (e) entering into any agreement with respect to the foregoing.  In addition, no holder of Series A-4 Preferred shall be entitled to vote on any matter presented to the Company’s stockholders relating to approving the conversion of such holder’s Series A-4 Preferred into an amount in excess of the primary market limitations.

Liquidation Rights

Upon any dissolution, liquidation or winding up, whether voluntary or involuntary, holders of Series A-4 Preferred together with holders of Series A Preferred, Series A-2 Preferred, Series A-3 Preferred and Series A-5 Preferred, and Series AA Preferred Stock will be entitled to first receive distributions out of the Company’s assets in an amount per share equal to the Stated Value plus all accrued and unpaid dividends, whether capital or surplus before any distributions shall be made on any shares of Common Stock (after the payment to any senior security, if any).

Series A-5 Preferred

On January 31, 2023, the Company filed a Certificate of Designation of Preferences, Rights and Limitations of the Series A-5 Preferred Stock (the “Series A-5 Certificate of Designation”) with the State of Delaware. As of November 27, 2024, there were 780 shares of Series A-5 Preferred outstanding.

Conversion and Rank

Each share of Series A-5 Preferred is convertible at the option of the holder, subject to certain beneficial ownership limitations and primary market limitations as set forth in the Series A-5 Certificate of Designation, into such number of shares of the Company’s Common Stock equal to the number of Series A-5 Preferred to be converted, multiplied by the stated value of $1,000 (the “Stated Value”), divided by the conversion price in effect at the time of the conversion (the initial conversion price is $11.092, subject to adjustment in the event of stock splits, stock dividends, and similar transactions). In addition, subject to beneficial ownership and primary market limitations: (1) the Series A-5 Preferred will automatically convert into shares of Common Stock at the Conversion Price upon the earlier of (a) the 24-month anniversary of the filing date of the Series A-2 Preferred Certificate of Designation with the Delaware Secretary of State (the “Series A-5 Effective Date”) or (b) the consent to conversion by holders of at least 51% of the outstanding shares of Series A-5 Preferred; and (2) on the one year anniversary of the Series A-5 Effective Date, the Company may, in its discretion, convert (y) 50% of the outstanding shares of Series A-5 Preferred if the volume-weighted average price of the Company’s Common Stock over the previous 10 days as reported on the NASDAQ Capital Market (the “VWAP”), equals at least 250% of the Conversion Price, or (z) 100% of the outstanding shares of Series A-5 Preferred if and only if the VWAP equals at least 300% of the Conversion Price.

The Series A-5 Preferred ranks senior to the Series AAA JR Preferred, Series AAA-2 JR Preferred, Series AAA-3 JR Preferred and Series AAA-4 JR Preferred, and ranks pari passu to the Series A, Series A-2 Preferred, Series A-3 Preferred, Series A-4 Preferred, Series AA Preferred, Series AA-2 Preferred, Series AA-3 Preferred, Series AA-4 Preferred, Series AA-5 Preferred, Series AAA Preferred and Series AAA-2 Preferred.

Conversion Restriction

At no time may a holder of shares of Series A-5 Preferred convert shares of the Series A-5 Preferred if the number of shares of Common Stock to be issued pursuant to such conversion would result in such holder beneficially owning (as determined in accordance with Section 13(d) of the Securities and Exchange Act of 1934, as amended (the Exchange Act) and the rules thereunder) more than 4.99% of all of the Common Stock outstanding at such time (or, at the written election of any holder of Series A-5 Preferred delivered to the Company pursuant to the terms of the Series A-5 Certificate of Designations prior to the issuance of any shares of Series A-5 Preferred Stock, 9.99%).

Dividend Rights

Holders of the Series A-5 Preferred will be entitled to receive dividends, subject to the beneficial ownership and primary market limitations, payable in the form of that number of shares of Common Stock equal to 20% of the shares of Common Stock underlying the Series A-5 Preferred then held by such holder on the 12- and 24-month anniversaries of the Series A-5 Effective Date.  In addition, subject to the beneficial ownership and primary market limitations, holders of Series A-5 Preferred will be entitled to receive dividends equal, on an as-if-converted to shares of Common Stock basis, and in the same form as dividends actually paid on shares of the Common Stock when, as, and if such dividends are paid on shares of the Common Stock. Notwithstanding the foregoing, to the extent that a holder’s right to participate in any dividend in shares of Common Stock to which such holder is entitled would result in such holder exceeding the beneficial ownership and primary market limitations, then such holder shall not be entitled to participate in any such dividend to such extent and the portion of such shares that would cause such holder to exceed the beneficial ownership and primary market limitations shall be held in abeyance for the benefit of such holder until such time, if ever, as such holder’s beneficial ownership thereof would not result in such holder exceeding the beneficial ownership and primary market limitations.

Voting Rights

The Series A-5 Preferred shall vote together with the Common Stock on an as-converted basis, and not as a separate class, subject to the primary market limitations, except that holders of Series A-5 Preferred shall vote as a separate class with respect to (a) amending, altering, or repealing any provision of the Series A-5 Certificate of Designation in a manner that adversely affects the powers, preferences or rights of the Series A-5 Preferred, (b) increasing the number of authorized shares of Series A-5 Preferred, (c) authorizing or issuing an additional class or series of capital stock that ranks senior to or pari passu with the Series A-5 Preferred with respect to the distribution of assets on liquidation, (d) authorizing, creating, incurring, assuming, guaranteeing or suffering to exist any indebtedness for borrowed money of any kind in excess of $5 million, or (e) entering into any agreement with respect to the foregoing.  In addition, no holder of Series A-5 Preferred shall be entitled to vote on any matter presented to the Company’s stockholders relating to approving the conversion of such holder’s Series A-5 Preferred into an amount in excess of the primary market limitations.

Liquidation Rights

Upon any dissolution, liquidation or winding up, whether voluntary or involuntary, holders of Series A-5 Preferred together with holders of Series A Preferred, Series A-2 Preferred, Series A-3 Preferred and Series A-4 Preferred, and Series AA Preferred Stock will be entitled to first receive distributions out of the Company’s assets in an amount per share equal to the Stated Value plus all accrued and unpaid dividends, whether capital or surplus before any distributions shall be made on any shares of Common Stock (after the payment to any senior security, if any).

Series AA Preferred

On April 19, 2023, the Company filed a Certificate of Designation of Preferences, Rights and Limitations of the Company’s Series AA Preferred Stock, par value $0.001 per share (the “Series AA Preferred”) (the “Series AA Certificate of Designation”) with the State of Delaware. As of November 27, 2024, there were 3,699 shares of Series AA Preferred outstanding.

Conversion and Rank

Each share of Series AA Preferred is convertible at the option of the holder, subject to certain beneficial ownership limitations and primary market limitations as set forth in the Series AA Certificate of Designation, into such number of shares of the Company’s Common Stock equal to the number of Series AA Preferred to be converted, multiplied by the stated value of $1,000 (the “Stated Value”), divided by the conversion price in effect at the time of the conversion (the initial conversion price is $9.43, subject to adjustment in the event of stock splits, stock dividends, and similar transactions). In addition, subject to beneficial ownership and primary market limitations, on the one year anniversary of the Series AA Effective Date, the Company may, in its discretion, convert (y) 50% of the outstanding shares of Series AA Preferred if the volume-weighted average price of the Company’s Common Stock over the previous 10 days as reported on the NASDAQ Capital Market (the “VWAP”), equals at least 250% of the Conversion Price, or (z) 100% of the outstanding shares of Series AA Preferred if and only if the VWAP equals at least 300% of the Conversion Price.

The Series AA Preferred ranks senior to the Series AAA JR Preferred, Series AAA-2 JR Preferred, Series AAA-3 JR Preferred and Series AAA-4 JR Preferred, and ranks pari passu to the Series A, Series A-2 Preferred, Series A-3 Preferred, Series A-4 Preferred, Series A-5 Preferred, Series AA-2 Preferred, Series AA-3 Preferred, Series AA-4 Preferred, Series AA-5 Preferred, Series AAA Preferred and Series AAA-2 Preferred.

Conversion Restriction

At no time may a holder of shares of Series AA Preferred convert shares of the Series AA Preferred if the number of shares of Common Stock to be issued pursuant to such conversion would result in such holder beneficially owning (as determined in accordance with Section 13(d) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”) and the rules thereunder) more than 4.99% of all of the Common Stock outstanding at such time (or, at the written election of any holder of Series AA Preferred delivered to the Company pursuant to the terms of the Series AA Certificate of Designations prior to the issuance of any shares of Series AA Preferred Stock, 9.99%).

Dividend Rights

Holders of the Series AA Preferred will be entitled to receive dividends, subject to the beneficial ownership and primary market limitations, payable in the form of that number of shares of Common Stock equal to 20% of the shares of Common Stock underlying the Series AA Preferred then held by such holder on the 12- and 24-month anniversaries of the Series AA Effective Date.  In addition, subject to the beneficial ownership and primary market limitations, holders of Series AA Preferred will be entitled to receive dividends equal, on an as-if-converted to shares of Common Stock basis, and in the same form as dividends actually paid on shares of the Common Stock when, as, and if such dividends are paid on shares of the Common Stock. Notwithstanding the foregoing, to the extent that a holder’s right to participate in any dividend in shares of Common Stock to which such holder is entitled would result in such holder exceeding the beneficial ownership and primary market limitations, then such holder shall not be entitled to participate in any such dividend to such extent and the portion of such shares that would cause such holder to exceed the beneficial ownership and primary market limitations shall be held in abeyance for the benefit of such holder until such time, if ever, as such holder’s beneficial ownership thereof would not result in such holder exceeding the beneficial ownership and primary market limitations.

Voting Rights

The Series AA Preferred shall vote together with the Common Stock on an as-converted basis, and not as a separate class, subject to the beneficial ownership and primary market limitations, except that holders of Series AA Preferred shall vote as a separate class with respect to (a) amending, altering, or repealing any provision of the Series AA Certificate of Designation in a manner that adversely affects the powers, preferences or rights of the Series AA Preferred, (b) increasing the number of authorized shares of Series AA Preferred, (c) authorizing or issuing an additional class or series of capital stock that ranks senior to or pari passu with the Series AA Preferred with respect to the distribution of assets on liquidation, (d) authorizing, creating, incurring, assuming, guaranteeing or suffering to exist any indebtedness for borrowed money of any kind in excess of $5 million, or (e) entering into any agreement with respect to the foregoing.  In addition, no holder of Series AA Preferred shall be entitled to vote on any matter presented to the Company’s stockholders relating to approving the conversion of such holder’s Series AA Preferred into an amount in excess of the primary market limitations.

Liquidation Rights

Upon any dissolution, liquidation or winding up, whether voluntary or involuntary, holders of Series AA Preferred together with holders of Series A Preferred, Series A-2 Preferred, Series A-3 Preferred and Series A-4 Preferred, Series AA-2 Preferred, Series AA-3 Preferred, Series AA-4 Preferred and Series AA-5 Preferred, will be entitled to first receive distributions out of the Company’s assets in an amount per share equal to the Stated Value plus all accrued and unpaid dividends, whether capital or surplus before any distributions shall be made on any shares of Common Stock (after the payment to any senior security, if any).

Series AA-2 Preferred

On April 20, 2023, the Company filed a Certificate of Designation of Preferences, Rights and Limitations of the Series AA-2 Preferred Stock (the “Series AA-2 Certificate of Designation”) with the State of Delaware. As of November 27, 2024, there were zero shares of Series AA-2 Preferred outstanding.

Conversion and Rank

Each share of Series AA-2 Preferred is convertible at the option of the holder, subject to certain beneficial ownership limitations and primary market limitations as set forth in the Series AA-2 Certificate of Designation, into such number of shares of the Company’s Common Stock equal to the number of Series AA-2 Preferred to be converted, multiplied by the stated value of $1,000 (the “Stated Value”), divided by the conversion price in effect at the time of the conversion (the initial conversion price is $10.43, subject to adjustment in the event of stock splits, stock dividends, and similar transactions). In addition, subject to beneficial ownership and primary market limitations, on the one year anniversary of the Series AA-2 Effective Date, the Company may, in its discretion, convert (y) 50% of the outstanding shares of Series AA-2 Preferred if the VWAP, equals at least 250% of the Conversion Price, or (z) 100% of the outstanding shares of Series AA-2 Preferred if and only if the VWAP equals at least 300% of the Conversion Price.

The Series AA-2 Preferred ranks senior to the Series AAA JR Preferred, Series AAA-2 JR Preferred, Series AAA-3 JR Preferred and Series AAA-4 JR Preferred, and ranks pari passu to the Series A, Series A-2 Preferred, Series A-3 Preferred, Series A-4 Preferred, Series A-5 Preferred, Series AA Preferred, Series AA-3 Preferred, Series AA-4 Preferred, Series AA-5 Preferred, Series AAA Preferred and Series AAA-2 Preferred.

Conversion Restriction

At no time may a holder of shares of Series AA-2 Preferred convert shares of the Series AA-2 Preferred if the number of shares of Common Stock to be issued pursuant to such conversion would result in such holder beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act and the rules thereunder) more than 4.99% of all of the Common Stock outstanding at such time (or, at the written election of any holder of Series AA-2 Preferred delivered to the Company pursuant to the terms of the Series AA-2 Certificate of Designations prior to the issuance of any shares of Series AA-2 Preferred Stock, 9.99%).

Dividend Rights

Holders of the Series AA-2 Preferred will be entitled to receive dividends, subject to the beneficial ownership and primary market limitations, payable in the form of that number of shares of Common Stock equal to 20% of the shares of Common Stock underlying the Series AA-2 Preferred then held by such holder on the 12- and 24-month anniversaries of the Series AA-2 Effective Date.  In addition, subject to the beneficial ownership and primary market limitations, holders of Series AA-2 Preferred will be entitled to receive dividends equal, on an as-if-converted to shares of Common Stock basis, and in the same form as dividends actually paid on shares of the Common Stock when, as, and if such dividends are paid on shares of the Common Stock. Notwithstanding the foregoing, to the extent that a holder’s right to participate in any dividend in shares of Common Stock to which such holder is entitled would result in such holder exceeding the beneficial ownership and primary market limitations, then such holder shall not be entitled to participate in any such dividend to such extent and the portion of such shares that would cause such holder to exceed the beneficial ownership and primary market limitations shall be held in abeyance for the benefit of such holder until such time, if ever, as such holder’s beneficial ownership thereof would not result in such holder exceeding the beneficial ownership and primary market limitations.

Voting Rights

The Series AA-2 Preferred shall vote together with the Common Stock on an as-converted basis, and not as a separate class, subject to the beneficial ownership and primary market limitations, except that holders of Series AA-2 Preferred shall vote as a separate class with respect to (a) amending, altering, or repealing any provision of the Series AA-2 Certificate of Designation in a manner that adversely affects the powers, preferences or rights of the Series AA-2 Preferred, (b) increasing the number of authorized shares of Series AA-2 Preferred, (c) authorizing or issuing an additional class or series of capital stock that ranks senior to or pari passu with the Series AA-2 Preferred with respect to the distribution of assets on liquidation, (d) authorizing, creating, incurring, assuming, guaranteeing or suffering to exist any indebtedness for borrowed money of any kind in excess of $5 million, or (e) entering into any agreement with respect to the foregoing.  In addition, no holder of Series AA-2 Preferred shall be entitled to vote on any matter presented to the Company’s stockholders relating to approving the conversion of such holder’s Series AA-2 Preferred into an amount in excess of the primary market limitations.

Liquidation Rights

Upon any dissolution, liquidation or winding up, whether voluntary or involuntary, holders of Series AA-2 Preferred together with holders of Series A Preferred, Series A-2 Preferred, Series A-3 Preferred and Series A-4 Preferred, Series AA Preferred, Series AA-3 Preferred, Series AA-4 Preferred and Series AA-5 Preferred, will be entitled to first receive distributions out of the Company’s assets in an amount per share equal to the Stated Value plus all accrued and unpaid dividends, whether capital or surplus before any distributions shall be made on any shares of Common Stock (after the payment to any senior security, if any).

Series AA-3 Preferred

On April 28, 2023, the Company filed a Certificate of Designation of Preferences, Rights and Limitations of the Series AA-3 Preferred Stock (the “Series AA-3 Certificate of Designation”) with the State of Delaware. As of November 27, 2024, there were 25 shares of Series AA-3 Preferred outstanding.

Conversion and Rank

Each share of Series AA-3 Preferred is convertible at the option of the holder, subject to certain beneficial ownership limitations and primary market limitations as set forth in the Series AA-3 Certificate of Designation, into such number of shares of the Company’s Common Stock equal to the number of Series AA-3 Preferred to be converted, multiplied by the Stated Value, divided by the conversion price in effect at the time of the conversion (the initial conversion price is $9.50, subject to adjustment in the event of stock splits, stock dividends, and similar transactions). In addition, subject to beneficial ownership and primary market limitations, on the one year anniversary of the Series AA-3 Effective Date, the Company may, in its discretion, convert (y) 50% of the outstanding shares of Series AA-3 Preferred if the VWAP, equals at least 250% of the Conversion Price, or (z) 100% of the outstanding shares of Series AA-3 Preferred if and only if the VWAP equals at least 300% of the Conversion Price.

The Series AA Preferred ranks senior to the Series AAA JR Preferred, Series AAA-2 JR Preferred, Series AAA-3 JR Preferred and Series AAA-4 JR Preferred, and ranks pari passu to the Series A, Series A-2 Preferred, Series A-3 Preferred, Series A-4 Preferred, Series A-5 Preferred, Series AA Preferred, Series AA-2 Preferred, Series AA-4 Preferred, Series AA-5 Preferred, Series AAA Preferred and Series AAA-2 Preferred.

Conversion Restriction

At no time may a holder of shares of Series AA-3 Preferred convert shares of the Series AA-3 Preferred if the number of shares of Common Stock to be issued pursuant to such conversion would result in such holder beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act and the rules thereunder) more than 4.99% of all of the Common Stock outstanding at such time (or, at the written election of any holder of Series AA-3 Preferred delivered to the Company pursuant to the terms of the Series AA-3 Certificate of Designations prior to the issuance of any shares of Series AA-3 Preferred Stock, 9.99%).

Dividend Rights

Holders of the Series AA-3 Preferred will be entitled to receive dividends, subject to the beneficial ownership and primary market limitations, payable in the form of that number of shares of Common Stock equal to 20% of the shares of Common Stock underlying the Series AA-3 Preferred then held by such holder on the 12- and 24-month anniversaries of the Series AA-3 Effective Date.  In addition, subject to the beneficial ownership and primary market limitations, holders of Series AA-3 Preferred will be entitled to receive dividends equal, on an as-if-converted to shares of Common Stock basis, and in the same form as dividends actually paid on shares of the Common Stock when, as, and if such dividends are paid on shares of the Common Stock. Notwithstanding the foregoing, to the extent that a holder’s right to participate in any dividend in shares of Common Stock to which such holder is entitled would result in such holder exceeding the beneficial ownership and primary market limitations, then such holder shall not be entitled to participate in any such dividend to such extent and the portion of such shares that would cause such holder to exceed the beneficial ownership and primary market limitations shall be held in abeyance for the benefit of such holder until such time, if ever, as such holder’s beneficial ownership thereof would not result in such holder exceeding the beneficial ownership and primary market limitations.

Voting Rights

The Series AA-3 Preferred shall vote together with the Common Stock on an as-converted basis, and not as a separate class, subject to the beneficial ownership and primary market limitations, except that holders of Series AA-3 Preferred shall vote as a separate class with respect to (a) amending, altering, or repealing any provision of the Series AA-3 Certificate of Designation in a manner that adversely affects the powers, preferences or rights of the Series AA-3 Preferred, (b) increasing the number of authorized shares of Series AA-3 Preferred, (c) authorizing or issuing an additional class or series of capital stock that ranks senior to or pari passu with the Series AA-3 Preferred with respect to the distribution of assets on liquidation, (d) authorizing, creating, incurring, assuming, guaranteeing or suffering to exist any indebtedness for borrowed money of any kind in excess of $5 million, or (e) entering into any agreement with respect to the foregoing.  In addition, no holder of Series AA-3 Preferred shall be entitled to vote on any matter presented to the Company’s stockholders relating to approving the conversion of such holder’s Series AA-3 Preferred into an amount in excess of the primary market limitations.

Liquidation Rights

Upon any dissolution, liquidation or winding up, whether voluntary or involuntary, holders of Series AA-3 Preferred together with holders of Series A Preferred, Series A-2 Preferred, Series A-3 Preferred and Series A-4 Preferred, Series AA Preferred, Series AA-2 Preferred, Series AA-4 Preferred and Series AA-5 Preferred will be entitled to first receive distributions out of the Company’s assets in an amount per share equal to the Stated Value plus all accrued and unpaid dividends, whether capital or surplus before any distributions shall be made on any shares of Common Stock (after the payment to any senior security, if any).

Series AA-4 Preferred

On May 5, 2023, the Company filed a Certificate of Designation of Preferences, Rights and Limitations of the Series AA-4 Preferred Stock (the “Series AA-4 Certificate of Designation”) with the State of Delaware. As of November 27, 2024, there were 500 shares of Series AA-4 Preferred outstanding.

Conversion and Rank

Each share of Series AA-4 Preferred is convertible at the option of the holder, subject to certain beneficial ownership limitations and primary market limitations as set forth in the Series AA-4 Certificate of Designation, into such number of shares of the Company’s Common Stock equal to the number of Series AA-4 Preferred to be converted, multiplied by the Stated Value, divided by the conversion price in effect at the time of the conversion (the initial conversion price is $9.284, subject to adjustment in the event of stock splits, stock dividends, and similar transactions). In addition, subject to beneficial ownership and primary market limitations, on the one year anniversary of the Series AA-4 Effective Date, the Company may, in its discretion, convert (y) 50% of the outstanding shares of Series AA-4 Preferred if the VWAP, equals at least 250% of the Conversion Price, or (z) 100% of the outstanding shares of Series AA-4 Preferred if and only if the VWAP equals at least 300% of the Conversion Price.

The Series AA-4 Preferred ranks senior to the Series AAA JR Preferred, Series AAA-2 JR Preferred, Series AAA-3 JR Preferred and Series AAA-4 JR Preferred, and ranks pari passu to the Series A, Series A-2 Preferred, Series A-3 Preferred, Series A-4 Preferred, Series A-5 Preferred, Series AA Preferred, Series AA-2 Preferred, Series AA-3 Preferred, Series AA-5 Preferred, Series AAA Preferred and Series AAA-2 Preferred.

Conversion Restriction

At no time may a holder of shares of Series AA-4 Preferred convert shares of the Series AA-4 Preferred if the number of shares of Common Stock to be issued pursuant to such conversion would result in such holder beneficially owning (as determined in accordance with Section 13(d) of the Securities and Exchange Act and the rules thereunder) more than 4.99% of all of the Common Stock outstanding at such time (or, at the written election of any holder of Series AA-4 Preferred delivered to the Company pursuant to the terms of the Series AA-4 Certificate of Designations prior to the issuance of any shares of Series AA-4 Preferred Stock, 9.99%).

Dividend Rights

Holders of the Series AA-4 Preferred will be entitled to receive dividends, subject to the beneficial ownership and primary market limitations, payable in the form of that number of shares of Common Stock equal to 20% of the shares of Common Stock underlying the Series AA-4 Preferred then held by such holder on the 12- and 24-month anniversaries of the Series AA-4 Effective Date.  In addition, subject to the beneficial ownership and primary market limitations, holders of Series AA-4 Preferred will be entitled to receive dividends equal, on an as-if-converted to shares of Common Stock basis, and in the same form as dividends actually paid on shares of the Common Stock when, as, and if such dividends are paid on shares of the Common Stock. Notwithstanding the foregoing, to the extent that a holder’s right to participate in any dividend in shares of Common Stock to which such holder is entitled would result in such holder exceeding the beneficial ownership and primary market limitations, then such holder shall not be entitled to participate in any such dividend to such extent and the portion of such shares that would cause such holder to exceed the beneficial ownership and primary market limitations shall be held in abeyance for the benefit of such holder until such time, if ever, as such holder’s beneficial ownership thereof would not result in such holder exceeding the beneficial ownership and primary market limitations.

Voting Rights

The Series AA-4 Preferred shall vote together with the Common Stock on an as-converted basis, and not as a separate class, subject to the beneficial ownership and primary market limitations, except that holders of Series AA-4 Preferred shall vote as a separate class with respect to (a) amending, altering, or repealing any provision of the Series AA-4 Certificate of Designation in a manner that adversely affects the powers, preferences or rights of the Series AA-4 Preferred, (b) increasing the number of authorized shares of Series AA-4 Preferred, (c) authorizing or issuing an additional class or series of capital stock that ranks senior to or pari passu with the Series AA-4 Preferred with respect to the distribution of assets on liquidation, (d) authorizing, creating, incurring, assuming, guaranteeing or suffering to exist any indebtedness for borrowed money of any kind in excess of $5 million, or (e) entering into any agreement with respect to the foregoing.  In addition, no holder of Series AA-4 Preferred shall be entitled to vote on any matter presented to the Company’s stockholders relating to approving the conversion of such holder’s Series AA-4 Preferred into an amount in excess of the primary market limitations.

Liquidation Rights

Upon any dissolution, liquidation or winding up, whether voluntary or involuntary, holders of Series AA-4 Preferred together with holders of Series A Preferred, Series A-2 Preferred, Series A-3 Preferred and Series A-4 Preferred, Series AA Preferred, Series AA-2 Preferred, Series AA-3 Preferred and Series AA-5 Preferred will be entitled to first receive distributions out of the Company’s assets in an amount per share equal to the Stated Value plus all accrued and unpaid dividends, whether capital or surplus before any distributions shall be made on any shares of Common Stock (after the payment to any senior security, if any).

Series AA-5 Preferred

On May 26, 2023, the Company filed a Certificate of Designation of Preferences, Rights and Limitations of the Series AA-5 Preferred Stock (the “Series AA-4 Certificate of Designation”) with the State of Delaware. As of November 27, 2024, there were 50 shares of Series AA-5 Preferred outstanding.

Conversion and Rank

Each share of Series AA-5 Preferred is convertible at the option of the holder, subject to certain beneficial ownership limitations and primary market limitations as set forth in the Series AA-5 Certificate of Designation, into such number of shares of the Company’s Common Stock equal to the number of Series AA-5 Preferred to be converted, multiplied by the Stated Value, divided by the conversion price in effect at the time of the conversion (the initial conversion price is $10.60, subject to adjustment in the event of stock splits, stock dividends, and similar transactions). In addition, subject to beneficial ownership and primary market limitations, on the one year anniversary of the Series AA-5 Effective Date, the Company may, in its discretion, convert (y) 50% of the outstanding shares of Series AA-5 Preferred if the VWAP, equals at least 250% of the Conversion Price, or (z) 100% of the outstanding shares of Series AA-5 Preferred if and only if the VWAP equals at least 300% of the Conversion Price.

The Series AA-5 Preferred ranks senior to the Series AAA JR Preferred, Series AAA-2 JR Preferred, Series AAA-3 JR Preferred and Series AAA-4 JR Preferred, and ranks pari passu to the Series A, Series A-2 Preferred, Series A-3 Preferred, Series A-4 Preferred, Series A-5 Preferred, Series AA Preferred Series AA-2 Preferred, Series AA-3 Preferred, Series AA-4 Preferred, Series AAA Preferred and Series AAA-2 Preferred.

Conversion Restriction

At no time may a holder of shares of Series AA-5 Preferred convert shares of the Series AA-5 Preferred if the number of shares of Common Stock to be issued pursuant to such conversion would result in such holder beneficially owning (as determined in accordance with Section 13(d) of the Securities and Exchange Act and the rules thereunder) more than 4.99% of all of the Common Stock outstanding at such time (or, at the written election of any holder of Series AA-5 Preferred delivered to the Company pursuant to the terms of the Series AA-5 Certificate of Designations prior to the issuance of any shares of Series AA-5 Preferred Stock, 9.99%).

Dividend Rights

Holders of the Series AA-5 Preferred will be entitled to receive dividends, subject to the beneficial ownership and primary market limitations, payable in the form of that number of shares of Common Stock equal to 20% of the shares of Common Stock underlying the Series AA-5 Preferred then held by such holder on the 12- and 24-month anniversaries of the Series AA-5 Effective Date.  In addition, subject to the beneficial ownership and primary market limitations, holders of Series AA-5 Preferred will be entitled to receive dividends equal, on an as-if-converted to shares of Common Stock basis, and in the same form as dividends actually paid on shares of the Common Stock when, as, and if such dividends are paid on shares of the Common Stock. Notwithstanding the foregoing, to the extent that a holder’s right to participate in any dividend in shares of Common Stock to which such holder is entitled would result in such holder exceeding the beneficial ownership and primary market limitations, then such holder shall not be entitled to participate in any such dividend to such extent and the portion of such shares that would cause such holder to exceed the beneficial ownership and primary market limitations shall be held in abeyance for the benefit of such holder until such time, if ever, as such holder’s beneficial ownership thereof would not result in such holder exceeding the beneficial ownership and primary market limitations.

Voting Rights

The Series AA-5 Preferred shall vote together with the Common Stock on an as-converted basis, and not as a separate class, subject to the beneficial ownership and primary market limitations, except that holders of Series AA-5 Preferred shall vote as a separate class with respect to (a) amending, altering, or repealing any provision of the Series AA-5 Certificate of Designation in a manner that adversely affects the powers, preferences or rights of the Series AA-5 Preferred, (b) increasing the number of authorized shares of Series AA-5 Preferred, (c) authorizing or issuing an additional class or series of capital stock that ranks senior to or pari passu with the Series AA-5 Preferred with respect to the distribution of assets on liquidation, (d) authorizing, creating, incurring, assuming, guaranteeing or suffering to exist any indebtedness for borrowed money of any kind in excess of $5 million, or (e) entering into any agreement with respect to the foregoing.  In addition, no holder of Series AA-5 Preferred shall be entitled to vote on any matter presented to the Company’s stockholders relating to approving the conversion of such holder’s Series AA-5 Preferred into an amount in excess of the primary market limitations.

Liquidation Rights

Upon any dissolution, liquidation or winding up, whether voluntary or involuntary, holders of Series AA-5 Preferred together with holders of Series A Preferred, Series A-2 Preferred, Series A-3 Preferred, Series A-4 Preferred, Series A-5 Preferred, Series AA Preferred, Series AA-2 Preferred, Series AA-3 Preferred, and Series AA-4 Preferred will be entitled to first receive distributions out of the Company’s assets in an amount per share equal to the Stated Value plus all accrued and unpaid dividends, whether capital or surplus before any distributions shall be made on any shares of Common Stock (after the payment to any senior security, if any).

Series AAA Preferred

On November 30, 2023, the Company filed a Certificate of Designation of Preferences, Rights and Limitations of the Series AAA Preferred Stock (the “Series AAA Certificate of Designation”) with the State of Delaware. As of November 27, 2024, there were 7,570 shares of Series AAA Preferred outstanding.

Conversion and Rank

Each share of Series AAA Preferred is convertible at the option of the holder, subject to certain beneficial ownership limitations and primary market limitations as set forth in the Series AAA Certificate of Designation, into such number of shares of the Company’s Common Stock equal to the number of Series AAA Preferred to be converted, multiplied by the Stated Value, divided by the conversion price in effect at the time of the conversion (the initial conversion price is $1.674, subject to adjustment in the event of stock splits, stock dividends, and similar transactions). In addition, subject to beneficial ownership and primary market limitations, on the one year anniversary of the Series AAA Effective Date, the Company may, in its discretion, convert (y) 50% of the outstanding shares of Series AAA Preferred if the VWAP, equals at least 250% of the Conversion Price, or (z) 100% of the outstanding shares of Series AAA Preferred if and only if the VWAP equals at least 300% of the Conversion Price.

The Series AAA Preferred ranks senior to the Series AAA JR Preferred, Series AAA-2 JR Preferred, Series AAA-3 JR Preferred and Series AAA-4 JR Preferred, and ranks pari passu to the Series A, Series A-2 Preferred, Series A-3 Preferred, Series A-4 Preferred, Series A-5 Preferred, Series AA Preferred, Series AA-2 Preferred, Series AA-3 Preferred, Series AA-4 Preferred, Series AA-5 Preferred, and Series AAA-2 Preferred.

Conversion Restriction

At no time may a holder of shares of Series AAA Preferred convert shares of the Series AAA Preferred if the number of shares of Common Stock to be issued pursuant to such conversion would result in such holder beneficially owning (as determined in accordance with Section 13(d) of the Securities and Exchange Act and the rules thereunder) more than 4.99% of all of the Common Stock outstanding at such time (or, at the written election of any holder of Series AAA Preferred delivered to the Company pursuant to the terms of the Series AAA Certificate of Designations prior to the issuance of any shares of Series AAA Preferred Stock, 9.99%).

Dividend Rights

Holders of the Series AAA Preferred will be entitled to receive dividends, subject to the beneficial ownership and primary market limitations, payable in the form of that number of shares of Common Stock equal to 20% of the shares of Common Stock underlying the Series AAA Preferred then held by such holder on the 12- and 24-month anniversaries of the Series AAA Effective Date.  In addition, subject to the beneficial ownership and primary market limitations, holders of Series AAA Preferred will be entitled to receive dividends equal, on an as-if-converted to shares of Common Stock basis, and in the same form as dividends actually paid on shares of the Common Stock when, as, and if such dividends are paid on shares of the Common Stock. Notwithstanding the foregoing, to the extent that a holder’s right to participate in any dividend in shares of Common Stock to which such holder is entitled would result in such holder exceeding the beneficial ownership and primary market limitations, then such holder shall not be entitled to participate in any such dividend to such extent and the portion of such shares that would cause such holder to exceed the beneficial ownership and primary market limitations shall be held in abeyance for the benefit of such holder until such time, if ever, as such holder’s beneficial ownership thereof would not result in such holder exceeding the beneficial ownership and primary market limitations.

Voting Rights

The Series AAA Preferred shall vote together with the Common Stock on an as-converted basis, and not as a separate class, subject to the beneficial ownership and primary market limitations, except that holders of Series AAA Preferred shall vote as a separate class with respect to (a) amending, altering, or repealing any provision of the Series AAA Certificate of Designation in a manner that adversely affects the powers, preferences or rights of the Series AAA Preferred, (b) increasing the number of authorized shares of Series AAA Preferred, (c) authorizing or issuing an additional class or series of capital stock that ranks senior to or pari passu with the Series AAA Preferred with respect to the distribution of assets on liquidation, (d) authorizing, creating, incurring, assuming, guaranteeing or suffering to exist any indebtedness for borrowed money of any kind in excess of $5 million, or (e) entering into any agreement with respect to the foregoing.  In addition, no holder of Series AAA Preferred shall be entitled to vote on any matter presented to the Company’s stockholders relating to approving the conversion of such holder’s Series AAA Preferred into an amount in excess of the primary market limitations.

Liquidation Rights

Upon any dissolution, liquidation or winding up, whether voluntary or involuntary, holders of Series AAA Preferred together with holders of Series A Preferred, Series A-2 Preferred, Series A-3 Preferred and Series A-4 Preferred, Series AA Preferred, Series AA-2 Preferred, Series AA-3 Preferred, Series AA-4 Preferred, Series AA-5 Preferred and Series AAA-2 Preferred will be entitled to first receive distributions out of the Company’s assets in an amount per share equal to the Stated Value plus all accrued and unpaid dividends, whether capital or surplus before any distributions shall be made on any shares of Common Stock (after the payment to any senior security, if any).

Series AAA-2 Preferred

On December 22, 2023, the Company filed a Certificate of Designation of Preferences, Rights and Limitations of the Series AAA-2 Preferred Stock (the “Series AAA-2 Certificate of Designation”) with the State of Delaware. As of November 27, 2024, there were 3,148 shares of Series AAA-2 Preferred outstanding.

Conversion and Rank

Each share of Series AAA-2 Preferred is convertible at the option of the holder, subject to certain beneficial ownership limitations and primary market limitations as set forth in the Series AAA-2 Certificate of Designation, into such number of shares of the Company’s Common Stock equal to the number of Series AAA-2 Preferred to be converted, multiplied by the Stated Value, divided by the conversion price in effect at the time of the conversion (the initial conversion price is $1.71, subject to adjustment in the event of stock splits, stock dividends, and similar transactions). In addition, subject to beneficial ownership and primary market limitations, on the one year anniversary of the Series AAA-2 Effective Date, the Company may, in its discretion, convert (y) 50% of the outstanding shares of Series AAA-2 Preferred if the VWAP, equals at least 250% of the Conversion Price, or (z) 100% of the outstanding shares of Series AAA-2 Preferred if and only if the VWAP equals at least 300% of the Conversion Price.

The Series AAA-2 Preferred ranks senior to the Series AAA JR Preferred, Series AAA-2 JR Preferred, Series AAA-3 JR Preferred and Series AAA-4 JR Preferred, and ranks pari passu to the Series A, Series A-2 Preferred, Series A-3 Preferred, Series A-4 Preferred, Series A-5 Preferred, Series AA Preferred, Series AA-2 Preferred, Series AA-3 Preferred, Series AA-4 Preferred, Series AA-5 Preferred, and Series AAA Preferred.

Conversion Restriction

At no time may a holder of shares of Series AAA-2 Preferred convert shares of the Series AAA-2 Preferred if the number of shares of Common Stock to be issued pursuant to such conversion would result in such holder beneficially owning (as determined in accordance with Section 13(d) of the Securities and Exchange Act and the rules thereunder) more than 4.99% of all of the Common Stock outstanding at such time (or, at the written election of any holder of Series AAA-2 Preferred delivered to the Company pursuant to the terms of the Series AAA-2 Certificate of Designations prior to the issuance of any shares of Series AAA-2 Preferred Stock, 9.99%).

Dividend Rights

Holders of the Series AAA-2 Preferred will be entitled to receive dividends, subject to the beneficial ownership and primary market limitations, payable in the form of that number of shares of Common Stock equal to 20% of the shares of Common Stock underlying the Series AAA-2 Preferred then held by such holder on the 12- and 24-month anniversaries of the Series AAA-2 Effective Date.  In addition, subject to the beneficial ownership and primary market limitations, holders of Series AAA-2 Preferred will be entitled to receive dividends equal, on an as-if-converted to shares of Common Stock basis, and in the same form as dividends actually paid on shares of the Common Stock when, as, and if such dividends are paid on shares of the Common Stock. Notwithstanding the foregoing, to the extent that a holder’s right to participate in any dividend in shares of Common Stock to which such holder is entitled would result in such holder exceeding the beneficial ownership and primary market limitations, then such holder shall not be entitled to participate in any such dividend to such extent and the portion of such shares that would cause such holder to exceed the beneficial ownership and primary market limitations shall be held in abeyance for the benefit of such holder until such time, if ever, as such holder’s beneficial ownership thereof would not result in such holder exceeding the beneficial ownership and primary market limitations.

Voting Rights

The Series AAA-2 Preferred shall vote together with the Common Stock on an as-converted basis, and not as a separate class, subject to the beneficial ownership and primary market limitations, except that holders of Series AAA-2 Preferred shall vote as a separate class with respect to (a) amending, altering, or repealing any provision of the Series AAA-2 Certificate of Designation in a manner that adversely affects the powers, preferences or rights of the Series AAA-2 Preferred, (b) increasing the number of authorized shares of Series AAA-2 Preferred, (c) authorizing or issuing an additional class or series of capital stock that ranks senior to or pari passu with the Series AAA-2 Preferred with respect to the distribution of assets on liquidation, (d) authorizing, creating, incurring, assuming, guaranteeing or suffering to exist any indebtedness for borrowed money of any kind in excess of $5 million, or (e) entering into any agreement with respect to the foregoing.  In addition, no holder of Series AAA-2 Preferred shall be entitled to vote on any matter presented to the Company’s stockholders relating to approving the conversion of such holder’s Series AAA-2 Preferred into an amount in excess of the primary market limitations.

Liquidation Rights

Upon any dissolution, liquidation or winding up, whether voluntary or involuntary, holders of Series AAA-2 Preferred together with holders of Series A Preferred, Series A-2 Preferred, Series A-3 Preferred, Series A-4 Preferred, Series A-5 Preferred, Series AA Preferred, Series AA-2 Preferred, Series AA-3 Preferred, Series AA-4 Preferred, Series AA-5 Preferred and Series AAA Preferred will be entitled to first receive distributions out of the Company’s assets in an amount per share equal to the Stated Value plus all accrued and unpaid dividends, whether capital or surplus before any distributions shall be made on any shares of Common Stock (after the payment to any senior security, if any).

Series AAA JR Preferred

On June 26, 2024, the Company filed a Certificate of Designation of Preferences, Rights and Limitations of the Series AAA Junior Preferred Stock (the “Series AAA JR Certificate of Designation”) with the State of Delaware. As of November 27, 2024, there were 365 shares of Series AAA JR Preferred outstanding.

Conversion and Rank

Each share of Series AAA JR Preferred is convertible at the option of the holder, subject to certain beneficial ownership limitations and primary market limitations as set forth in the Series AAA JR Certificate of Designation, into such number of shares of the Company’s Common Stock equal to the number of Series AAA JR Preferred to be converted, multiplied by the Stated Value, divided by the conversion price in effect at the time of the conversion (the initial conversion price is $1.25, subject to adjustment in the event of stock splits, stock dividends, and similar transactions). The Series AAA Jr Preferred ranks Junior to the Series A Preferred, Series A-2 Preferred, Series A-3 Preferred, Series A-4 Preferred, Series A-5 Preferred, Series AA Preferred, Series AA-2 Preferred, Series AA-3 Preferred, Series AA-4 Preferred, Series AA-5 Preferred, Series AAA Preferred and Series AAA-2 Preferred, and ranks pari passu to the Series AAA-2 JR Preferred, Series AAA-3 JR Preferred and Series AAA-4 JR Preferred.

Conversion Restriction

At no time may a holder of shares of Series AAA JR Preferred convert shares of the Series AAA JR Preferred if the number of shares of Common Stock to be issued pursuant to such conversion would result in such holder beneficially owning (as determined in accordance with Section 13(d) of the Securities and Exchange Act and the rules thereunder) more than 4.99% of all of the Common Stock outstanding at such time (or, at the written election of any holder of Series AAA JR Preferred delivered to the Company pursuant to the terms of the Series AAA JR Certificate of Designations prior to the issuance of any shares of Series AAA JR Preferred Stock, 9.99%).

Dividend Rights

Holders of the Series AAA JR Preferred will be entitled to receive dividends, subject to the beneficial ownership and primary market limitations, payable in the form of that number of shares of Common Stock equal to 20% of the shares of Common Stock underlying the Series AAA JR Preferred then held by such holder on the 30-, 60- and 90-day anniversaries of the Series AAA JR Effective Date.  In addition, subject to the beneficial ownership and primary market limitations, holders of Series AAA JR Preferred will be entitled to receive dividends equal, on an as-if-converted to shares of Common Stock basis, and in the same form as dividends actually paid on shares of the Common Stock when, as, and if such dividends are paid on shares of the Common Stock. Notwithstanding the foregoing, to the extent that a holder’s right to participate in any dividend in shares of Common Stock to which such holder is entitled would result in such holder exceeding the beneficial ownership and primary market limitations, then such holder shall not be entitled to participate in any such dividend to such extent and the portion of such shares that would cause such holder to exceed the beneficial ownership and primary market limitations shall be held in abeyance for the benefit of such holder until such time, if ever, as such holder’s beneficial ownership thereof would not result in such holder exceeding the beneficial ownership and primary market limitations.

Voting Rights

The Series AAA JR Preferred shall vote together with the Common Stock on an as-converted basis, and not as a separate class, subject to the beneficial ownership and primary market limitations, except that holders of Series AAA JR Preferred shall vote as a separate class with respect to (a) amending, altering, or repealing any provision of the Series AAA JR Preferred Certificate of Designation in a manner that adversely affects the powers, preferences or rights of the Series AAA JR Preferred, (b) increasing the number of authorized shares of Series AAA JR Preferred, (c) authorizing or issuing an additional class or series of capital stock that ranks senior to or pari passu with the Series AAA JR Preferred with respect to the distribution of assets on liquidation, (d) authorizing, creating, incurring, assuming, guaranteeing or suffering to exist any indebtedness for borrowed money of any kind in excess of $5 million, or (e) entering into any agreement with respect to the foregoing.  In addition, no holder of Series AAA JR Preferred shall be entitled to vote on any matter presented to the Company’s stockholders relating to approving the conversion of such holder’s Series AAA JR Preferred into an amount in excess of the primary market limitations.

Liquidation Rights

Upon any dissolution, liquidation or winding up, whether voluntary or involuntary, holders of Series AAA JR Preferred together with holders of Series AAA-2 JR Preferred, Series AAA-3 JR Preferred and Series AAA-4 JR Preferred shall rank junior to holders of the Series A Preferred, Series A-2 Preferred, Series A-3 Preferred, Series A-4 Preferred, Series AA Preferred, Series AA-2 Preferred, Series AA-3 Preferred, Series AA-4 Preferred, Series AA-5 Preferred, Series AAA Preferred and Series AAA-2 Preferred (the “Senior Securities”). After payment is made to holders of the Senior Securities, holders of Series AAA JR Preferred, together with holders of Series AAA-2 JR Preferred, Series AAA-3 JR Preferred and Series AAA-4 JR Preferred, will be entitled to receive distributions out of the Company’s remaining assets in an amount per share equal to the Stated Value plus all accrued and unpaid dividends, whether capital or surplus before any distributions shall be made on any shares of Common Stock.

Series AAA-2 JR Preferred

On July 10, 2024, the Company filed a Certificate of Designation of Preferences, Rights and Limitations of the Series AAA-2 Junior Preferred Stock (the “Series AAA-2 JR Certificate of Designation”) with the State of Delaware. As of November 27, 2024, there were 441 shares of Series AAA-2 JR Preferred outstanding.

Conversion and Rank

Each share of Series AAA-2 JR Preferred is convertible at the option of the holder, subject to certain beneficial ownership limitations and primary market limitations as set forth in the Series AAA-2 JR Certificate of Designation, into such number of shares of the Company’s Common Stock equal to the number of Series AAA-2 JR Preferred to be converted, multiplied by the Stated Value, divided by the conversion price in effect at the time of the conversion (the initial conversion price is $1.25, subject to adjustment in the event of stock splits, stock dividends, and similar transactions). The Series AAA-2 Jr Preferred ranks Junior to the Series A Preferred, Series A-2 Preferred, Series A-3 Preferred, Series A-4 Preferred, Series A-5 Preferred, Series AA Preferred, Series AA-2 Preferred, Series AA-3 Preferred, Series AA-4 Preferred, Series AA-5 Preferred, Series AAA Preferred and Series AAA-2 Preferred, and ranks pari passu to the Series AAA JR Preferred, Series AAA-3 JR Preferred and Series AAA-4 JR Preferred.

Conversion Restriction

At no time may a holder of shares of Series AAA-2 JR Preferred convert shares of the Series AAA-2 JR Preferred if the number of shares of Common Stock to be issued pursuant to such conversion would result in such holder beneficially owning (as determined in accordance with Section 13(d) of the Securities and Exchange Act and the rules thereunder) more than 4.99% of all of the Common Stock outstanding at such time (or, at the written election of any holder of Series AAA-2 JR Preferred delivered to the Company pursuant to the terms of the Series AAA-2 JR Certificate of Designations prior to the issuance of any shares of Series AAA-2 JR Preferred Stock, 9.99%).

Dividend Rights

Holders of the Series AAA-2 JR Preferred will be entitled to receive dividends, subject to the beneficial ownership and primary market limitations, payable in the form of that number of shares of Common Stock equal to 20% of the shares of Common Stock underlying the Series AAA-2 JR Preferred then held by such holder on the 30-, 60- and 90-day anniversaries of the Series AAA-2 JR Effective Date.  In addition, subject to the beneficial ownership and primary market limitations, holders of Series AAA-2 JR Preferred will be entitled to receive dividends equal, on an as-if-converted to shares of Common Stock basis, and in the same form as dividends actually paid on shares of the Common Stock when, as, and if such dividends are paid on shares of the Common Stock. Notwithstanding the foregoing, to the extent that a holder’s right to participate in any dividend in shares of Common Stock to which such holder is entitled would result in such holder exceeding the beneficial ownership and primary market limitations, then such holder shall not be entitled to participate in any such dividend to such extent and the portion of such shares that would cause such holder to exceed the beneficial ownership and primary market limitations shall be held in abeyance for the benefit of such holder until such time, if ever, as such holder’s beneficial ownership thereof would not result in such holder exceeding the beneficial ownership and primary market limitations.

Voting Rights

The Series AAA-2 JR Preferred shall vote together with the Common Stock on an as-converted basis, and not as a separate class, subject to the beneficial ownership and primary market limitations, except that holders of Series AAA-2 JR Preferred shall vote as a separate class with respect to (a) amending, altering, or repealing any provision of the Series AAA-2 JR Preferred Certificate of Designation in a manner that adversely affects the powers, preferences or rights of the Series AAA-2 JR Preferred, (b) increasing the number of authorized shares of Series AAA-2 JR Preferred, (c) authorizing or issuing an additional class or series of capital stock that ranks senior to or pari passu with the Series AAA-2 JR Preferred with respect to the distribution of assets on liquidation, (d) authorizing, creating, incurring, assuming, guaranteeing or suffering to exist any indebtedness for borrowed money of any kind in excess of $5 million, or (e) entering into any agreement with respect to the foregoing.  In addition, no holder of Series AAA-2 JR Preferred shall be entitled to vote on any matter presented to the Company’s stockholders relating to approving the conversion of such holder’s Series AAA-2 JR Preferred into an amount in excess of the primary market limitations.

Liquidation Rights

Upon any dissolution, liquidation or winding up, whether voluntary or involuntary, holders of Series AAA-2 JR Preferred together with holders of Series AAA JR Preferred, Series AAA-3 JR Preferred and Series AAA-4 JR Preferred shall rank junior to holders of the Senior Securities. After payment is made to holders of the Senior Securities, holders of Series AAA-2 JR Preferred, together with holders of Series AAA JR Preferred, Series AAA-3 JR Preferred and Series AAA-4 JR Preferred, will be entitled to receive distributions out of the Company’s remaining assets in an amount per share equal to the Stated Value plus all accrued and unpaid dividends, whether capital or surplus before any distributions shall be made on any shares of Common Stock.

Series AAA-3 JR Preferred

On September 20, 2024, the Company filed a Certificate of Designation of Preferences, Rights and Limitations of the Series AAA-3 Junior Preferred Stock (the “Series AAA-3 JR Certificate of Designation”) with the State of Delaware. As of November 27, 2024, there were 697 shares of Series AAA-3 JR Preferred outstanding.

Conversion and Rank

Each share of Series AAA-3 JR Preferred is convertible at the option of the holder, subject to certain beneficial ownership limitations and primary market limitations as set forth in the Series AAA-3 JR Certificate of Designation, into such number of shares of the Company’s Common Stock equal to the number of Series AAA-3 JR Preferred to be converted, multiplied by the Stated Value, divided by the conversion price in effect at the time of the conversion (the initial conversion price is $1.25, subject to adjustment in the event of stock splits, stock dividends, and similar transactions). The Series AAA-3 Jr Preferred ranks Junior to the Series A Preferred, Series A-2 Preferred, Series A-3 Preferred, Series A-4 Preferred, Series A-5 Preferred, Series AA Preferred, Series AA-2 Preferred, Series AA-3 Preferred, Series AA-4 Preferred, Series AA-5 Preferred, Series AAA Preferred and Series AAA-2 Preferred, and ranks pari passu to the Series AAA JR Preferred, Series AAA-2 JR Preferred and Series AAA-4 JR Preferred.

Conversion Restriction

At no time may a holder of shares of Series AAA-3 JR Preferred convert shares of the Series AAA-3 JR Preferred if the number of shares of Common Stock to be issued pursuant to such conversion would result in such holder beneficially owning (as determined in accordance with Section 13(d) of the Securities and Exchange Act and the rules thereunder) more than 4.99% of all of the Common Stock outstanding at such time (or, at the written election of any holder of Series AAA-3 JR Preferred delivered to the Company pursuant to the terms of the Series AAA-3 JR Certificate of Designations prior to the issuance of any shares of Series AAA-3 JR Preferred Stock, 9.99%).

Dividend Rights

Holders of the Series AAA-3 JR Preferred will be entitled to receive dividends, subject to the beneficial ownership and primary market limitations, payable in the form of that number of shares of Common Stock equal to 20% of the shares of Common Stock underlying the Series AAA-3 JR Preferred then held by such holder on the 30-, 60- and 90-day anniversaries of the Series AAA-3 JR Effective Date.  In addition, subject to the beneficial ownership and primary market limitations, holders of Series AAA-3 JR Preferred will be entitled to receive dividends equal, on an as-if-converted to shares of Common Stock basis, and in the same form as dividends actually paid on shares of the Common Stock when, as, and if such dividends are paid on shares of the Common Stock. Notwithstanding the foregoing, to the extent that a holder’s right to participate in any dividend in shares of Common Stock to which such holder is entitled would result in such holder exceeding the beneficial ownership and primary market limitations, then such holder shall not be entitled to participate in any such dividend to such extent and the portion of such shares that would cause such holder to exceed the beneficial ownership and primary market limitations shall be held in abeyance for the benefit of such holder until such time, if ever, as such holder’s beneficial ownership thereof would not result in such holder exceeding the beneficial ownership and primary market limitations.

Voting Rights

The Series AAA-3 JR Preferred shall vote together with the Common Stock on an as-converted basis, and not as a separate class, subject to the beneficial ownership and primary market limitations, except that holders of Series AAA-3 JR Preferred shall vote as a separate class with respect to (a) amending, altering, or repealing any provision of the Series AAA-3 JR Preferred Certificate of Designation in a manner that adversely affects the powers, preferences or rights of the Series AAA-3 JR Preferred, (b) increasing the number of authorized shares of Series AAA-3 JR Preferred, (c) authorizing or issuing an additional class or series of capital stock that ranks senior to or pari passu with the Series AAA-3 JR Preferred with respect to the distribution of assets on liquidation, (d) authorizing, creating, incurring, assuming, guaranteeing or suffering to exist any indebtedness for borrowed money of any kind in excess of $5 million, or (e) entering into any agreement with respect to the foregoing.  In addition, no holder of Series AAA-3 JR Preferred shall be entitled to vote on any matter presented to the Company’s stockholders relating to approving the conversion of such holder’s Series AAA-3 JR Preferred into an amount in excess of the primary market limitations.

Liquidation Rights

Upon any dissolution, liquidation or winding up, whether voluntary or involuntary, holders of Series AAA-3 JR Preferred together with holders of Series AAA JR Preferred, Series AAA-2 JR Preferred and Series AAA-4 JR Preferred shall rank junior to holders of the Senior Securities. After payment is made to holders of the Senior Securities, holders of Series AAA-3 JR Preferred, together with holders of Series AAA JR Preferred, Series AAA-2 JR Preferred and Series AAA-4 JR Preferred, will be entitled to receive distributions out of the Company’s remaining assets in an amount per share equal to the Stated Value plus all accrued and unpaid dividends, whether capital or surplus before any distributions shall be made on any shares of Common Stock.

Series AAA-4 JR Preferred

On September 30, 2024, the Company filed a Certificate of Designation of Preferences, Rights and Limitations of the Series AAA-4 Junior Preferred Stock (the “Series AAA-4 JR Certificate of Designation”) with the State of Delaware. As of November 27, 2024, there were 399 shares of Series AAA-4 JR Preferred outstanding.

Conversion and Rank

Each share of Series AAA-4 JR Preferred is convertible at the option of the holder, subject to certain beneficial ownership limitations and primary market limitations as set forth in the Series AAA-4 JR Certificate of Designation, into such number of shares of the Company’s Common Stock equal to the number of Series AAA-4 JR Preferred to be converted, multiplied by the Stated Value, divided by the conversion price in effect at the time of the conversion (the initial conversion price is $1.25, subject to adjustment in the event of stock splits, stock dividends, and similar transactions). The Series AAA-4 Jr Preferred ranks Junior to the Series A Preferred, Series A-2 Preferred, Series A-3 Preferred, Series A-4 Preferred, Series A-5 Preferred, Series AA Preferred, Series AA-2 Preferred, Series AA-3 Preferred, Series AA-4 Preferred, Series AA-5 Preferred, Series AAA Preferred and Series AAA-2 Preferred, and ranks pari passu to the Series AAA JR Preferred, Series AAA-2 JR Preferred and Series AAA-3 JR Preferred.

Conversion Restriction

At no time may a holder of shares of Series AAA-4 JR Preferred convert shares of the Series AAA-4 JR Preferred if the number of shares of Common Stock to be issued pursuant to such conversion would result in such holder beneficially owning (as determined in accordance with Section 13(d) of the Securities and Exchange Act and the rules thereunder) more than 4.99% of all of the Common Stock outstanding at such time (or, at the written election of any holder of Series AAA-4 JR Preferred delivered to the Company pursuant to the terms of the Series AAA-4 JR Certificate of Designations prior to the issuance of any shares of Series AAA-4 JR Preferred Stock, 9.99%).

Dividend Rights

Holders of the Series AAA-4 JR Preferred will be entitled to receive dividends, subject to the beneficial ownership and primary market limitations, payable in the form of that number of shares of Common Stock equal to 20% of the shares of Common Stock underlying the Series AAA-4 JR Preferred then held by such holder on the 30-, 60- and 90-day anniversaries of the Series AAA-4 JR Effective Date.  In addition, subject to the beneficial ownership and primary market limitations, holders of Series AAA-4 JR Preferred will be entitled to receive dividends equal, on an as-if-converted to shares of Common Stock basis, and in the same form as dividends actually paid on shares of the Common Stock when, as, and if such dividends are paid on shares of the Common Stock. Notwithstanding the foregoing, to the extent that a holder’s right to participate in any dividend in shares of Common Stock to which such holder is entitled would result in such holder exceeding the beneficial ownership and primary market limitations, then such holder shall not be entitled to participate in any such dividend to such extent and the portion of such shares that would cause such holder to exceed the beneficial ownership and primary market limitations shall be held in abeyance for the benefit of such holder until such time, if ever, as such holder’s beneficial ownership thereof would not result in such holder exceeding the beneficial ownership and primary market limitations.

Voting Rights

The Series AAA-4 JR Preferred shall vote together with the Common Stock on an as-converted basis, and not as a separate class, subject to the beneficial ownership and primary market limitations, except that holders of Series AAA-4 JR Preferred shall vote as a separate class with respect to (a) amending, altering, or repealing any provision of the Series AAA-4 JR Preferred Certificate of Designation in a manner that adversely affects the powers, preferences or rights of the Series AAA-4 JR Preferred, (b) increasing the number of authorized shares of Series AAA-4 JR Preferred, (c) authorizing or issuing an additional class or series of capital stock that ranks senior to or pari passu with the Series AAA-4 JR Preferred with respect to the distribution of assets on liquidation, (d) authorizing, creating, incurring, assuming, guaranteeing or suffering to exist any indebtedness for borrowed money of any kind in excess of $5 million, or (e) entering into any agreement with respect to the foregoing.  In addition, no holder of Series AAA-4 JR Preferred shall be entitled to vote on any matter presented to the Company’s stockholders relating to approving the conversion of such holder’s Series AAA-4 JR Preferred into an amount in excess of the primary market limitations.

Liquidation Rights

Upon any dissolution, liquidation or winding up, whether voluntary or involuntary, holders of Series AAA-4 JR Preferred together with holders of Series AAA JR Preferred, Series AAA-2 JR Preferred and Series AAA-3 JR Preferred shall rank junior to holders of the Senior Securities. After payment is made to holders of the Senior Securities, holders of Series AAA-4 JR Preferred, together with holders of Series AAA JR Preferred, Series AAA-2 JR Preferred and Series AAA-3 JR Preferred, will be entitled to receive distributions out of the Company’s remaining assets in an amount per share equal to the Stated Value plus all accrued and unpaid dividends, whether capital or surplus before any distributions shall be made on any shares of Common Stock.

Anti-Takeover Matters

Charter and Bylaw Provisions

The provisions of Delaware law, our Charter, and our Bylaws include a number of provisions that may have the effect of delaying, deferring, or discouraging another person from acquiring control of our company and discouraging takeover bids. These provisions may also have the effect of encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our Board rather than pursue non-negotiated takeover attempts. These provisions include the items described below.

Board Composition and Filling Vacancies

Our Bylaws provide that any vacancy on our Board may only be filled by the affirmative vote of a majority of our directors then in office, even if less than a quorum. Further, any directorship vacancy resulting from an increase in the size of our Board of Directors, may be filled by election of the Board of Directors, but only for a term continuing until the next election of directors by our stockholders.

No Cumulative Voting

The Delaware General Corporation Law (the “DGCL”) provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless certificate of incorporation of the Company in which they own stock provides otherwise. Neither our Charter nor our Bylaws provide that our stockholders shall be entitled to cumulative voting.

Delaware Anti-Takeover Statute

We are subject to the provisions of Section 203 of the DGCL. In general, Section 203 prohibits persons deemed to be “interested stockholders” from engaging in a “business combination” with a publicly held Delaware corporation for three years following the date these persons become interested stockholders unless the business combination is, or the transaction in which the person became an interested stockholder was, approved in a prescribed manner or another prescribed exception applies. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years prior to the determination of interested stockholder status did own, 15% or more of a corporation’s voting stock. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by the Board. A Delaware corporation may “opt out” of these provisions with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or bylaws resulting from an amendment approved by at least a majority of the outstanding voting shares. We have not opted out of these provisions. As a result, mergers or other takeover or change in control attempts of us may be discouraged or prevented.

Choice of Forum

Our Bylaws provide that Delaware will be the exclusive forum for any derivative action or proceeding brought on our behalf; any action asserting a breach of fiduciary duty; any action asserting a claim against us arising pursuant to the DGCL, our Charter or our Bylaws; or any action asserting a claim against us that is governed by the internal affairs doctrine. The enforceability of similar choice of forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that a court could find these types of provisions to be inapplicable or unenforceable.

Because the applicability of the exclusive forum provision is limited to the extent permitted by law, we believe that the exclusive forum provision would not apply to suits brought to enforce any duty or liability created by the Securities Act, the Exchange Act, any other claim for which the federal courts have exclusive jurisdiction or concurrent jurisdiction over all suits brought to enforce any duty or liability created by the Securities Act. We note that there is uncertainty as to whether a court would enforce the provision and that investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Although we believe this provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against our directors and officers.

Listing

Our Common Stock is listed on The Nasdaq Capital Market under the symbol “SLE.”

Transfer Agent and Registrar

Our transfer agent is Issuer Direct Corporation, inclusive of its subsidiary Direct Transfer, LLC, whose address is One Glenwood Ave, Suite 1001, Raleigh, NC 27603 and its telephone number is (919) 744-2722.

DIVIDEND POLICY

We have never declared or paid any dividends on our Common Stock. The payment of dividends on our Common Stock will be at the discretion of our Board of Directors and will depend on our results of operations, capital requirements, financial condition, prospects, contractual arrangements, any limitations on payment of dividends present in our current and future debt agreements, and other factors that our board of directors may deem relevant.

Holders of our Series A Preferred, Series A-2 Preferred, Series A-3 Preferred, Series A-4 Preferred, Series A-5 Preferred, Series AA Preferred, Series AA-2 Preferred, Series AA-3 Preferred, Series AA-4 Preferred, Series AA-5 Preferred, Series AAA Preferred, and Series AAA-2 Preferred are entitled to receive dividends, subject to the beneficial ownership and primary market limitations, payable in the form of that number of shares of Common Stock equal to 20% of the shares of Common Stock underlying the Series A Preferred, Series AA Preferred or Series AAA Preferred then held by such holder on the 12 and 24 month anniversaries of the Effective Date.

Holders of our Series AAA JR Preferred, Series AAA-2 JR Preferred, Series AAA-3 JR Preferred and Series AAA-4 JR Preferred are entitled to receive dividends, subject to the beneficial ownership and primary market limitations, payable in the form of that number of shares of Common Stock equal to 20% of the shares of Common Stock underlying the Series AAA JR Preferred, Series AAA-2 JR Preferred, Series AAA-3 JR Preferred and Series AAA-4 JR Preferred then held by such holder on the 30-, 60- and 90-day month anniversaries of the Effective Date.

See the section titled “Description of Our Capital Stock.”

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The following documents filed by us with the Commission are incorporated by reference in this prospectus:

●	our Annual Report on Form 10-K for the year ended December 31, 2023, filed on April 15, 2024, as amended on April 29, 2024;

●	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, filed on May 15, 2024;

●	our Quarterly Report on Form 10-Q for the quarter ended June 30, 2024, filed on August 14, 2024;

●	our Quarterly Report on Form 10-Q for the quarter ended September 30, 2024, filed on November 14, 2024;

●	our Current Report on Form 8-K filed on March 1, 2024;

●	our Current Report on Form 8-K filed on March 15, 2024;

●	our Current Report on Form 8-K filed on March 27, 2024;

●	our Current Report on Form 8-K filed on June 10, 2024;

●	our Current Report on Form 8-K filed on July 2, 2024;

●	our Current Report on Form 8-K filed on July 16, 2024;

●	our Current Report on Form 8-K filed on September 23, 2024;

●	our Current Report on Form 8-K filed on October 1, 2024;

●	our Current Report on Form 8-K filed on October 4, 2024, as amended October 22, 2024;

●	our Current Report on Form 8-K filed on October 25, 2024;

●	our Current Report on Form 8-K filed on October 29, 2024;

●	our Current Report on Form 8-K filed on November 21, 2024; and

●

the description of our Common Stock which is registered under Section 12 of the Exchange Act, in our Registration Statement on Form 8-A, filed on February 21, 2019, including any amendment or reports filed for the purposes of updating this description.

We also incorporate by reference all documents we file pursuant to Section 13(a), 13(c), 14 or 15 of the Exchange Act (other than any portions of filings that are furnished rather than filed pursuant to Items 2.02 and 7.01 of a Current Report on Form 8-K) after the date of the initial registration statement of which this prospectus is a part and prior to effectiveness of such registration statement. All documents we file in the future pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering are also incorporated herein by reference and are an important part of this prospectus.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

We will provide upon request to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. You may request a copy of these filings, excluding the exhibits to such filings which we have not specifically incorporated by reference in such filings, at no cost, by writing to or calling us at:

Super League Enterprise, Inc.

2856 Colorado Ave.

Santa Monica, California 90404

(213) 421-1920

This prospectus is part of a registration statement we filed with the Commission. You should only rely on the information or representations contained in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide information other than that provided in this prospectus. We are not making an offer of the securities in any state where the offer is not permitted. You should not assume that the information in this prospectus supplement and the accompanying prospectus is accurate as of any date other than the date on the front of the document.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Disclosure Law Group, a Professional Corporation, San Diego, California.

EXPERTS

The financial statements of Super League Enterprise, Inc. as of and for the year ended December 31, 2023, incorporated in this prospectus by reference from the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2023, have been audited by WithumSmith+Brown, PC, an independent registered public accounting firm, as stated in their report thereon (which report contains an explanatory paragraph regarding the ability of the Company to continue as a going concern), have been incorporated in this prospectus and registration statement in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of Super League Enterprise, Inc. as of and for the year ended December 31, 2022, incorporated in this prospectus by reference from the Registrant's Annual Report on Form 10-K for the year ended December 31, 2023, have been audited by Baker Tilly US, LLP, an independent registered public accounting firm, as stated in their report thereon which expresses an unqualified opinion and includes an explanatory paragraph regarding the Company's ability to continue as a going concern, and have been incorporated in this prospectus and registration statement in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

Our Common Stock is registered with the Commission under Section 12 of the Exchange Act and, accordingly, we are subject to the information and periodic reporting requirements of the Exchange Act, and we file periodic reports, proxy statements and other information with the Commission. These periodic reports, proxy statements and other information are available at the website of the Commission at www.sec.gov.

We maintain a website at http://www.superleague.com. You may access our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports, proxy statements and other information filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the Commission free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the Commission. We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus.

We have filed with the SEC a registration statement under the Securities Act, relating to the offering of these securities. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement. You can obtain a copy of the registration statement for free at the website of the SEC referenced above.

3,031,680 SHARES

COMMON STOCK

PROSPECTUS

We have not authorized any dealer, salesperson or other person to give any information or to make any representations not contained in this prospectus. You must not rely on any unauthorized information. This prospectus is not an offer to sell these securities in any jurisdiction where an offer or sale is not permitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table indicates the expenses to be incurred in connection with the offering described in this registration statement, other than underwriting discounts and commissions, all of which will be paid by us. All amounts are estimated except the Commission registration fee.

Amount

Commission Registration Fee	$293.12
Legal Fees and Expenses	$25,000
Accounting Fees and Expenses	$8,000
Transfer Agent and Registrar fees and expenses	$2,500
Miscellaneous Expenses	$2,500
Total expenses	$38,293.12

Item 15. Indemnification of Directors and Officers.

Section 145(a) of the DGCL provides, in general, that a Delaware corporation may indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) because that person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, so long as the person acted in good faith and in a manner he or she reasonably believed was in or not opposed to the corporation’s best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 145(b) of the DGCL provides, in general, that a Delaware corporation may indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or suit by or in the right of the corporation to obtain a judgment in its favor because the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action, so long as the person acted in good faith and in a manner the person reasonably believed was in or not opposed to the corporation’s best interests, except that no indemnification shall be permitted without judicial approval if a court has determined that the person is to be liable to the corporation with respect to such claim. Section 145(c) of the DGCL provides that, if a present or former director or officer has been successful in defense of any action referred to in Sections 145(a) and (b) of the DGCL, the corporation must indemnify such officer or director against the expenses (including attorneys’ fees) he or she actually and reasonably incurred in connection with such action.

Section 145(g) of the DGCL provides, in general, that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise against any liability asserted against and incurred by such person, in any such capacity, or arising out of his or her status as such, whether or not the corporation could indemnify the person against such liability under Section 145 of the DGCL.

Our Charter and Bylaws provide for the indemnification of our directors and officers to the fullest extent permitted under the DGCL. We also maintain a directors’ and officers’ insurance policy pursuant to which our directors and officers are insured against liability for actions taken in their capacities as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 16. Exhibits.

Exhibit No.	Name	Incorporation by Reference

1.1+	Placement Agency Agreement, dated June 3, 2024, by and between Super League Enterprise, Inc., and Aegis Capital Corporation	Exhibit 10.1 to the Current Report on Form 8-K, filed on July 16, 2024
3.1	Second Amended and Restated Certificate of Incorporation of Super League Gaming, Inc., dated November 19, 2018.	Exhibit 3.1 to the Registration Statement, filed on January 4, 2019
3.2	Second Amended and Restated Bylaws of Super League Enterprise, Inc.	Exhibit 3.2 to the Registration Statement, filed on January 4, 2019.
3.3	Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation of Super League Gaming, Inc., dated February 8, 2019.	Exhibit 3.3 to the Amendment No. 2 to the Registration Statement, filed on February 12, 2019
3.4	Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation of Super League Gaming, Inc., dated July 24, 2020	Exhibit 3.1 to the Current Report on Form 8-K, filed on July 24, 2020
3.5	Certificate of Amendment to Super League Gaming, Inc.’s Second Amended and Restated Certificate of Incorporation, as amended	Exhibit 3.2 to the Current Report on Form 8-K, filed on June 2, 2023
3.6	Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation, as Amended, of Super League Gaming, Inc.	Exhibit 3.1 to the Current Report on Form 8-K, filed on September 8, 2023
3.7	Amendment to the Second Amended and Restated Bylaws of Super League Enterprise, Inc.	Exhibit 3.1 to the Current Report on Form 8-K, filed on June 10, 2024
3.8	Certificate of Designation of Preferences, Rights and Limitations of the Series AAA-3 Junior Preferred Stock	Exhibit 3.1 to the Current Report on Form 8-K, filed on September 23, 2024
3.9	Certificate of Designation of Preferences, Rights and Limitations of the Series AAA-4 Junior Preferred Stock	Exhibit 3.1 to the Current Report on Form 8-K, filed on October 1, 2024
4.1	Form of Common Stock Certificate.	Exhibit 4.1 to the Amendment No. 2 to the Registration Statement, filed on February 12, 2019
4.2+	Form of Series AAA Junior Subscription Agreement	Exhibit 10.1 to the Current Report on Form 8-K filed on September 23, 2024
4.3+	Form of Registration Rights Agreement	Exhibit 10.2 to the Current Report on Form 8-K filed on September 23, 2024
4.4+	Form of Investor Warrant	Exhibit 10.3 to the Current Report on Form 8-K filed on September 23, 2024
4.5+	Form of Placement Agent Warrant	Exhibit 10.4 to the Current Report on Form 8-K filed on September 23, 2024
5.1*	Opinion of Disclosure Law Group, a Professional Corporation.
23.1	Consent of Independent Registered Public Accounting Firm – Withum Smith+Brown, PC
23.2	Consent of Independent Registered Public Accounting Firm – Baker Tilly US, LLP
23.3*	Consent of Disclosure Law Group, a Professional Corporation (included in Exhibit 5.1)
24.1	Power of Attorney (filed on the signature page hereto)
107	Filing Fee Table

+

Certain portions of this exhibit (indicated by “[***]”) have been omitted as the Company has determined (i) the omitted information is not material and (ii) is the type that the registrant treats as private or confidential.

*	To be filed by amendment.

Item 17. Undertakings.

(a)    The undersigned registrant hereby undertakes:

(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or any decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)  That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of the registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b)    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Monica, California, on December 5, 2024.

SUPER LEAGUE ENTERPRISE, INC.

By:	/s/ Ann Hand
Ann Hand
Chief Executive Officer

POWER OF ATTORNEY

KNOWN ALL MEN BY THESE PRESENTS, that each person whose signature below constitutes and appoints Ann Hand as attorney-in-fact, with power of substitution, for her in any and all capacities, to sign any amendments to this Registration Statement on Form S-3, and file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ann Hand	Chief Executive Officer	December 5, 2024
Ann Hand	and Chair of the Board
(Principal Executive Officer)

/s/ Clayton Haynes	Chief Financial Officer	December 5, 2024
Clayton Haynes	(Principal Financial and Accounting Officer)

/s/ Jeff Gehl	Director	December 5, 2024
Jeff Gehl

/s/ Kristin Patrick	Director	December 5, 2024
Kristin Patrick

/s/ Mark Jung	Director	December 5, 2024
Mark Jung

/s/ Michael Keller	Director	December 5, 2024
Michael Keller

/s/ Clark Callander	Director	December 5, 2024
Clark Callander